THIRD AMENDED AND RESTATED FINANCING AND SECURITY AGREEMENT

THIS THIRD AMENDED AND RESTATED FINANCING AND SECURITY AGREEMENT (this “Agreement”) is made as of the 25th day of January, 2010, by and among ARGON ST, INC., a Delaware corporation, formerly known as SensyTech, Inc., a Delaware corporation (“Argon”), COHERENT SYSTEMS INTERNATIONAL, LLC, a Delaware limited liability company (“Coherent”; Argon and Coherent are collectively and jointly and severally referred to herein as the “Borrower”) and BANK OF AMERICA, N. A., a national banking association (the “Lender”).

RECITALS

A. The Borrower and the Lender have previously executed a Second Amended and Restated Financing and Security Agreement dated as of February 28, 2002, as modified pursuant to (i) a First Amendment to Second Amended and Restated Financing and Security Agreement dated as of February 28, 2003, (ii) a Second Amendment to Second Amended and Restated Financing and Security Agreement dated as of March 31, 2003, (iii) a Third Amendment to Second Amended and Restated Financing and Security Agreement dated as of February 28, 2004, (iv) a Fourth Amendment to Second Amended and Restated Financing and Security Agreement dated as of February 28, 2006, (v) a Fifth Amendment to Second Amended and Restated Financing and Security Agreement dated as of March 31, 2006, and (vi) a Sixth Amendment to Second Amended and Restated Financing and Security Agreement dated as of February 28, 2008 (collectively, the “Prior Financing Agreement”) pursuant to which the Lender has extended various credit facilities to the Borrower.

B. The Borrower has requested that the Lender amend and restate the Prior Financing Agreement to (i) extend credit facilities consisting of a revolving credit facility in the maximum principal amount of Forty Million Dollars ($40,000,000) including a letter of credit facility as part of that revolving credit facility and (ii) make a guidance line facility in the maximum principal amount of Twenty Million Dollars ($20,000,000).

C. The Lender is willing to so amend and restate the Prior Financing Agreement and continue to make the credit facilities available to the Borrower upon the terms and subject to the conditions set forth in this Agreement.

AGREEMENTS

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1 Certain Defined Terms.

As used in this Agreement, the terms defined in the Preamble and Recitals hereto shall have the respective meanings specified therein, and the following terms shall have the following meanings:

“Account” individually and “Accounts” collectively mean all presently existing or hereafter acquired or created accounts, accounts receivable, health-care insurance receivables, contract rights, notes, drafts, instruments, acceptances, chattel paper, leases and writings evidencing a monetary obligation or a security interest in, or a lease of, goods, all rights to payment of a monetary obligation or other consideration under present or future contracts (including, without limitation, all rights (whether or not earned by performance) to receive payments under presently existing or hereafter acquired or created letters of credit), or by virtue of property that has been sold, leased, licensed, assigned or otherwise disposed of, services rendered or to be rendered, loans and advances made or other considerations given, by or set forth in or arising out of any present or future chattel paper, note, draft, lease, acceptance, writing, bond, insurance policy, instrument, document or general intangible, and all extensions and renewals of any thereof, all rights under or arising out of present or future contracts, agreements or general interest in goods which gave rise to any or all of the foregoing, including all commercial tort claims, other claims or causes of action now existing or hereafter arising in connection with or under any agreement or document or by operation of law or otherwise, all collateral security of any kind (including, without limitation, real property mortgages and deeds of trust) Supporting Obligations, letter-of-credit rights and letters of credit given by any Person with respect to any of the foregoing, all books and records in whatever media (paper, electronic or otherwise) recorded or stored, with respect to any or all of the foregoing and all equipment and general intangibles necessary or beneficial to retain, access and/or process the information contained in those books and records, and all Proceeds of the foregoing.

“Account Debtor” means any Person who is obligated on a Receivable and “Account Debtors” mean all Persons who are obligated on the Receivables.

“ACH Transactions” means any cash management or related services including the automatic clearing house transfer of funds by the Lender for the account of the Borrower pursuant to agreement or overdrafts.

“Additional Borrower” means each Person that has executed and delivered an Additional Borrower Joinder Supplement that has been accepted and approved by the Lender.

“Additional Borrower Joinder Supplement” means an Additional Borrower Joinder Supplement in substantially the form attached hereto as EXHIBIT F, with the blanks appropriately completed and executed and delivered by the Additional Borrower, Argon and Coherent.

“Adjustment Date” has the meaning described in Section 8.5 (Assignments by Lender).

“Administrative Fees” has the meaning described in Section 2.3.3 (Administrative Fees).

“Affiliate” means, with respect to any designated Person, any other Person, (a) directly or indirectly controlling, directly or indirectly controlled by, or under direct or indirect common control with the Person designated, (b) directly or indirectly owning or holding five percent (5%) or more of any equity interest in such designated Person, or (c) five percent (5%) or more of whose stock or other equity interest is directly or indirectly owned or held by such designated Person. For purposes of this definition, the term “control” (including with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or other equity interests or by contract or otherwise.

“Agreement” means this Third Amended and Restated Financing and Security Agreement, as amended, restated, supplemented or otherwise modified in writing in accordance with the provisions of Section 8.2 (Amendments; Waivers).

“Assets” means at any date all assets that, in accordance with GAAP consistently applied, should be classified as assets on a balance sheet of the Borrower.

“Assignee” means any Person to which the Lender assigns all or any portion of its interests under this Agreement, any Commitment, and any Loan, in accordance with the provisions of Section 8.5 (Assignments by Lender), together with any and all successors and assigns of such Person; “Assignees” means the collective reference to all Assignees.

“Bankruptcy Code” means Title 11 of the United States Code, as amended from time to time, and any successor Laws.

“BBA LIBOR Daily Floating Rate” shall mean a fluctuating rate of interest per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as selected by the Bank from time to time) as determined for each banking day at approximately 11:00 a.m. London time two (2) London Banking Days prior to the date in question, for U.S. Dollar deposits (for delivery on the first day of such interest period) with a one month term, as adjusted from time to time in the Bank’s sole discretion for reserve requirements, deposit insurance assessment rates and other regulatory costs.

“Borrower” or “Borrowers” means the “Borrower” as defined in the preamble of this Agreement and each Additional Borrower.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in the State are authorized or required to close.

“Capital Adequacy Regulation” means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

“Capital Lease” means with respect to any Person any lease of real or personal property, for which the related Lease Obligations have been or should be, in accordance with GAAP consistently applied, capitalized on the balance sheet of that Person.

“Cash Equivalents” means (a) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit with maturities of one (1) year or less from the date of acquisition of, or money market accounts maintained with, the Lender, any Affiliate of the Lender, or any other domestic commercial bank having capital and surplus in excess of One Hundred Million Dollars ($100,000,000.00) or such other domestic financial institutions or domestic brokerage houses to the extent disclosed to, and approved by, the Lender and (c) commercial paper of a domestic issuer rated at least either A-1 by Standard & Poor’s Corporation (or its successor) or P-1 by Moody’s Investors Service, Inc. (or its successor) with maturities of six (6) months or less from the date of acquisition.

“Chattel Paper” means a record or records (including, without limitation, electronic chattel paper) that evidence both a monetary obligation and a security interest in specific goods, a security interest in specific goods and software used in the goods, or a lease of specific goods; all Supporting Obligations with respect thereto; any returned, rejected or repossessed goods and software covered by any such record or records and all proceeds (in any form including, without limitation, accounts, contract rights, documents, chattel paper, instruments and general intangibles) of such returned, rejected or repossessed goods; and all Proceeds of the foregoing.

“Closing Date” means the Business Day, in any event not later than January   , 2010, on which the Lender shall be satisfied that the conditions precedent set forth in Section 5.1 (Conditions to Initial Advance) have been fulfilled or otherwise waived by the Lender.

“Collateral” means all property of the Borrower subject from time to time to the Liens of this Agreement, any of the Security Documents and/or any of the other Financing Documents, together with any and all Proceeds thereof.

“Collateral Account” has the meaning described in Section 2.1.5 (The Collateral Account).

“Collateral Disclosure List” has the meaning described in Section 3.3 (Collateral Disclosure List).

“Collection” means each check, draft, cash, money, instrument, item, and other remittance in payment or on account of payment of the Accounts or otherwise with respect to any Collateral, including, without limitation, cash proceeds of any returned, rejected or repossessed goods, the sale or lease of which gave rise to an Account, and other proceeds of Collateral; and “Collections” means the collective reference to all of the foregoing.

“Commitment” means the Revolving Credit Commitment.

“Committed Amount” means the Revolving Credit Committed Amount.

“Compliance Certificate” means a periodic Compliance Certificate described in Section 6.1.1 (Financial Statements).

“Commonly Controlled Entity” means an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 414(b) or (c) of the Internal Revenue Code.

“Copyrights” means and includes, in each case whether now existing or hereafter arising, all of the Borrower’s rights, title and interest in and to (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations, copyright applications, and all renewals of any of the foregoing, (b) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past, current or future infringements of any of the foregoing, (c) the right to sue for past, present and future infringements of any of the foregoing, and (d) all rights corresponding to any of the foregoing throughout the world.

“Credit Facility” means the Revolving Credit Facility or the Letter of Credit Facility, as the case may be, and “Credit Facilities” means collectively the Revolving Credit Facility or the Letter of Credit Facility and any and all other credit facilities now or hereafter extended under or secured by this Agreement.

“Default” means an event which, with the giving of notice or lapse of time, or both, could or would constitute an Event of Default under the provisions of this Agreement.

“Documents” means all documents of title or receipts, whether now existing or hereafter acquired or created, and all Proceeds of the foregoing.

“EBITDA” means as to the Borrower for any period of determination thereof, the sum of (a) the net profit (or loss) determined in accordance with GAAP, plus (b) interest and taxes for such period, plus (c) depreciation and amortization of assets for such period.

“Enforcement Costs” means all expenses, charges, costs and fees whatsoever (including, without limitation, reasonable outside and allocated in-house counsel attorney’s fees and expenses) of any nature whatsoever paid or incurred by or on behalf of the Lender in connection with (a) any or all of the Obligations, this Agreement and/or any of the other Financing Documents, (b) the creation, perfection, collection, maintenance, preservation, defense, protection, realization upon, disposition, sale or enforcement of all or any part of the Collateral, this Agreement or any of the other Financing Documents, including, without limitation, those costs and expenses more specifically enumerated in Section 3.6 (Costs) and/or Section 8.10 (Enforcement Costs), and (c) the monitoring, administration, processing and/or servicing of any or all of the Obligations, the Financing Documents, and/or the Collateral.

“Equipment” means all equipment, machinery, computers, chattels, tools, parts, machine tools, furniture, furnishings, fixtures and supplies of every nature, presently existing or hereafter acquired or created and wherever located, whether or not the same shall be deemed to be affixed to real property, and all of such types of property leased by the Borrower and all of the Borrower’s rights and interests with respect thereto under such leases (including, without limitation, options to purchase), together with all accessions, additions, fittings, accessories, special tools, and improvements thereto and substitutions therefore and all parts and equipment which may be attached to or which are necessary or beneficial for the operation, use and/or disposition of such personal property, all licenses, warranties, franchises and General Intangibles related thereto or necessary or beneficial for the operation, use and/or disposition of the same, together with all Accounts, Chattel Paper, Instruments and other consideration received by the Borrower on account of the sale, lease or other disposition of all or any part of the foregoing, and together with all rights under or arising out of present or future Documents and contracts relating to the foregoing and all Proceeds of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“Event of Default” has the meaning described in ARTICLE VII (Default and Rights and Remedies).

“Facilities” means the collective reference to the loan, letter of credit, interest rate protection, foreign exchange risk, cash management, and other credit facilities now or hereafter provided to the Borrower by the Lender or any of its Affiliates.

“Fees” means the collective reference to each fee payable to the Lender under the terms of this Agreement or under the terms of any of the other Financing Documents.

“Financing Documents” means at any time collectively this Agreement, the Notes, the Security Documents, the Letter of Credit Documents, and any other instrument, agreement or document previously, simultaneously or hereafter executed and delivered by the Borrower, any Guarantor and/or any other Person, singly or jointly with another Person or Persons, evidencing, securing, guarantying or in connection with this Agreement, any Note, any of the Security Documents, any of the Facilities, and/or any of the Obligations.

“Funded Debt” means all outstanding liabilities for borrowed money and other interest-bearing liabilities, including current and long-term debt, issued letters of credit, Capital Leases and Subordinated Indebtedness.

“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time.

“General Intangibles” means all general intangibles of every nature, whether presently existing or hereafter acquired or created, and without implying any limitation of the foregoing, further means all books and records, commercial tort claims, other claims (including without limitation all claims for income tax and other refunds), payment intangibles, Supporting Obligations, choses in action, claims, causes of action in tort or equity, contract rights, judgments, customer lists, software, Patents, Trademarks, licensing agreements, rights in intellectual property, goodwill (including goodwill of the Borrower’s business symbolized by and associated with any and all Trademarks, trademark licenses, Copyrights and/or service marks), royalty payments, licenses, letter-of-credit rights, letters of credit, contractual rights, the right to receive refunds of unearned insurance premiums, rights as lessee under any lease of real or personal property, literary rights, Copyrights, service names, service marks, logos, trade secrets, amounts received as an award in or settlement of a suit in damages, deposit accounts, interests in joint ventures, general or limited partnerships, or limited liability companies or partnerships, rights in applications for any of the foregoing, books and records in whatever media (paper, electronic or otherwise) recorded or stored, with respect to any or all of the foregoing, all Supporting Obligations with respect to any of the foregoing, and all Equipment and General Intangibles necessary or beneficial to retain, access and/or process the information contained in those books and records, and all Proceeds of the foregoing.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any department, agency or instrumentality thereof.

“Government Contracts” means any contract direct or indirect with the United States or with any state or political subdivision thereof or any department, agency or instrumentality of the United States, or any state or political subdivision thereof.

“Guidance Line Commitment” means the agreement of the Lender relating to the making of the Guidance Loan and advances thereunder subject to and in accordance with the provisions of this Agreement. The use of the term “Commitment” or the like (whether as part of a defined term or otherwise) in this Agreement is for convenience only and shall not be deemed to imply any limitation on the discretionary nature of the Guidance Line Facility.

“Guidance Line Availability Period” means the period of time from the Closing Date to the Guidance Line Expiration Date.

“Guidance Line Amount” has the meaning described in Section 2.4.1 (Guidance Line Facility).

“Guidance Line Expiration Date” means February 28, 2012.

“Guidance Line Facility” means the facility established by Lender pursuant to Section 2.4.1 (Guidance Line Facility).

“Guidance Line Note” has the meaning described in Section 2.4.3 (Guidance Line Note).

“Guidance Line Termination Date” means the earlier of (a) the Guidance Line Expiration Date or (b) the date on which the Guidance Line Commitment is terminated pursuant to 7.2 (Remedies) or otherwise.

“Guidance Loan” has the meaning described in Section 2.5.1 (Guidance Line Facility).

“Guidance Loan Optional Prepayment” and “Guidance Loan Optional Prepayments” have the meanings described in Section 2.4.4 (Optional Prepayment of Guidance Loan).

“Hazardous Materials” means (a) any “hazardous waste” as defined by the Resource Conservation and Recovery Act of 1976, as amended from time to time, and regulations promulgated thereunder; (b) any “hazardous substance” as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, and regulations promulgated thereunder; (c) any substance the presence of which on any property now or hereafter owned, acquired or operated by the Borrower is prohibited by any Law similar to those set forth in this definition; and (d) any other substance which by Law requires special handling in its collection, storage, treatment or disposal.

“Hazardous Materials Contamination” means the contamination (whether presently existing or occurring after the date of this Agreement) by Hazardous Materials of any property owned, operated or controlled by the Borrower or for which the Borrower has responsibility, including, without limitation, improvements, facilities, soil, ground water, air or other elements on, or of, any property now or hereafter owned, acquired or operated by the Borrower, and any other contamination by Hazardous Materials for which the Borrower is, or is claimed to be, responsible.

“Indebtedness” of a Person means at any date the total liabilities of such Person at such time determined in accordance with GAAP consistently applied.

“Instrument” means a negotiable instrument or any other writing which evidences a right to payment of a monetary obligation and is not itself a security agreement or lease and is of a type that in the ordinary course of business is transferred by delivery with any necessary endorsement or assignment, and all Supporting Obligations with respect to any of the foregoing and all Proceeds with respect to any of the foregoing.

“Interest Payment Date” is defined in Section 2.5.2.

“Interest Rate” is defined in Section 2.5.1.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended from time to time, and the Income Tax Regulations issued and proposed to be issued thereunder.

“Inventory” means all goods of the Borrower and all right, title and interest of the Borrower in and to all of its now owned and hereafter acquired goods and other personal property furnished under any contract of service or intended for sale or lease, including, without limitation, all raw materials, work-in-process, finished goods and materials and supplies of any kind, nature or description which are used or consumed in the Borrower’s business or are or might be used in connection with the manufacture, packing, shipping, advertising, selling or finishing of such goods and other personal property and all licenses, warranties, franchises, General Intangibles, personal property and all documents of title or documents relating to the same, together with all Accounts, Chattel Paper, Instruments and other consideration received by any Borrower on account of the sale, lease or other disposition of all or any part of the foregoing, and together with all rights under or arising out of present or future Documents and contracts relating to the foregoing and all Proceeds of the foregoing.

“Investment Property” means a security, whether certificated or uncertificated, security entitlement, securities account, commodity contract or commodity account and all Proceeds of, and Supporting Obligations with respect to, the foregoing.

“Item of Payment” means each check, draft, cash, money, instrument, item, and other remittance in payment or on account of payment of the Receivables or otherwise with respect to any Collateral, including, without limitation, cash proceeds of any returned, rejected or repossessed goods, the sale or lease of which gave rise to a Receivable, and other proceeds of Collateral; and “Items of Payment” means the collective reference to all of the foregoing.

“Laws” means all ordinances, statutes, rules, regulations, orders, injunctions, writs, or decrees of any Governmental Authority.

“Lease Obligations” of a Person means for any period the rental commitments of such Person for such period under leases for real and/or personal property (net of rent from subleases thereof, but including taxes, insurance, maintenance and similar expenses which such Person, as the lessee, is obligated to pay under the terms of said leases, except to the extent that such taxes, insurance, maintenance and similar expenses are payable by sublessees), including rental commitments under Capital Leases.

“Letter of Credit” and “Letters of Credit” shall have the meanings described in Section 2.2.1 (Letters of Credit).

“Letter of Credit Agreement” means the collective reference to each letter of credit application and agreement substantially in the form of the Lender’s then standard form of application for letter of credit or such other form as may be approved by the Lender, executed and delivered by the Borrower in connection with the issuance of a Letter of Credit, as the same may from time to time be amended, restated, supplemented or modified and “Letter of Credit Agreements” means all of the foregoing in effect at any time and from time to time.

“Letter of Credit Cash Collateral Account” has the meaning described in Section 2.2.3 (Terms of Letters of Credit).

“Letter of Credit Documents” means any and all drafts under or purporting to be under a Letter of Credit, any Letter of Credit Agreement, and any other instrument, document or agreement executed and/or delivered by the Borrower or any other Person under, pursuant to or in connection with a Letter of Credit or any Letter of Credit Agreement.

“Letter of Credit Facility” means the facility established pursuant to Section 2.2 (Letter of Credit Facility).

“Letter of Credit Fee” and “Letter of Credit Fees” have the meanings described in Section 2.2.2 (Letter of Credit Fees).

“Letter of Credit Obligations” means all Obligations of the Borrower with respect to the Letters of Credit and the Letter of Credit Agreements.

“Letter-of-credit right” means a right to payment or performance under a letter of credit, whether or not the beneficiary has demanded or is at the time entitled to demand payment or performance.

“Letter of Credit Sublimit” has the meaning described in Section 2.2.1 (Letters of Credit).

“Liabilities” means at any date all liabilities that in accordance with GAAP consistently applied should be classified as liabilities on a consolidated balance sheet of the Borrower and its Subsidiaries.

“Lien” means any mortgage, deed of trust, deed to secure debt, grant, pledge, security interest, assignment, encumbrance, judgment, lien, financing statement, hypothecation, provision in any instrument or other document for confession of judgment, cognovit or other similar right or other remedy, claim, charge, control over or interest of any kind in real or personal property securing any indebtedness, duties, obligations, and liabilities owed to, or claimed to be owed to, a Person, all whether perfected or unperfected, avoidable or unavoidable, based on the common law, statute or contract or otherwise, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction, excluding the precautionary filing of any financing statement by any lessor in a true lease transaction, by any bailor in a true bailment transaction or by any consignor in a true consignment transaction under the Uniform Commercial Code of any jurisdiction or the agreement to give any financing statement by any lessee in a true lease transaction, by any bailee in a true bailment transaction or by any consignee in a true consignment transaction.

“Loan” means each of the Revolving Loan or the Guidance Line Facility, as the case may be, and “Loans” means the collective reference to the Revolving Loan and the Guidance Line Facility.

“Loan Notice” has the meaning described in Section 2.1.2 (Procedure for Making Advances).

“Lockbox” has the meaning described in Section 2.1.5 (The Collateral Account).

“London Banking Day” is a day on which banks in London are open for business and dealing in offshore dollars.

“Multi-employer Plan” means a Plan that is a Multi-employer plan as defined in Section 4001(a)(3) of ERISA.

“Net Worth” means as to the Borrower at any date the excess of (a) the Assets, over (b) the Liabilities less the non-current portion of Subordinated Indebtedness”.

“Note” means the Revolving Credit Note, and “Notes” means collectively the Revolving Credit Note and any other promissory note which may from time to time evidence all or any portion of the Obligations.

“Obligations” means all present and future indebtedness, duties, obligations, and liabilities, whether now existing or contemplated or hereafter arising, of the Borrower to the Lender under, arising pursuant to, in connection with and/or on account of the provisions of this Agreement, each Note, each Security Document, and/or any of the other Financing Documents, the Loan, any Swap Contract and/or any of the Facilities including, without limitation, the principal of, and interest on, each Note, late charges, the Fees, Enforcement Costs, and prepayment fees (if any), letter of credit reimbursement obligations, letter of credit fees or fees charged with respect to any guaranty of any letter of credit; also means all other present and future indebtedness, duties, obligations, and liabilities, whether now existing or contemplated or hereafter arising, of the Borrower to the Lender or its Affiliates of any nature whatsoever regardless of whether such indebtedness, duties, obligations and liabilities be direct, indirect, primary, secondary, joint, several, joint and several, fixed or contingent; and also means any and all renewals, extensions, substitutions, amendments, restatements and rearrangements of any such indebtedness, duties, obligations and liabilities.

“Outstanding Letter of Credit Obligations” has the meaning described in Section 2.2.3 (Terms of Letters of Credit).

“Patents” means and includes, in each case whether now existing or hereafter arising, all of the Borrower’s rights, title and interest in and to (a) any and all patents and patent applications, (b) any and all inventions and improvements described and claimed in such patents and patent applications, (c) reissues, divisions, continuations, renewals, extensions and continuations-in-part of any patents and patent applications, (d) income, royalties, damages, claims and payments now or hereafter due and/or payable under and with respect to any patents or patent applications, including, without limitation, damages and payments for past and future infringements, (e) rights to sue for past, present and future infringements of patents, and (f) all rights corresponding to any of the foregoing throughout the world.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Permitted Liens” means: (a) Liens for Taxes which are not delinquent or which the Lender has determined in the exercise of its sole and absolute discretion (i) are being diligently contested in good faith and by appropriate proceedings, and such contest operates to suspend collection of the contested Taxes and enforcement of a Lien, (ii) the Borrower has the financial ability to pay, with all penalties and interest, at all times without materially and adversely affecting the Borrower, and (iii) are not, and will not be with appropriate filing, the giving of notice and/or the passage of time, entitled to priority over any Lien of the Lender; (b) deposits or pledges to secure obligations under workers’ compensation, social security or similar laws, or under unemployment insurance in the ordinary course of business; (c) Liens securing the Obligations; (d) judgment Liens to the extent the entry of such judgment does not constitute a Default or an Event of Default under the terms of this Agreement or result in the sale or levy of, or execution on, any of the Collateral; and (e) such other Liens, if any, as are set forth on Schedule 4.1.19 attached hereto and made a part hereof.

“Permitted Uses” means to finance the performance of the Borrower’s Government Contracts, to support the issuance of commercial and standby letters of credit, the Borrower’s short term working capital purposes and for financing future acquisitions of companies under the acquisition parameters outlined in EXHIBIT G.

“Person” means and includes an individual, a corporation, a partnership, a joint venture, a limited liability company or partnership, a trust, an unincorporated association, a Governmental Authority, or any other organization or entity.

“Plan” means any pension plan that is covered by Title IV of ERISA and in respect of which the Borrower or a Commonly Controlled Entity is an “employer” as defined in Section 3 of ERISA.

“Post-Default Rate” means the Interest Rate, plus four percent (4%) per annum.

“Post-Expiration Date Letter of Credit” and “Post-Expiration Date Letters of Credit” have the meanings described in Section 2.2.3 (Terms of Letters of Credit).

“Prepayment” means a Revolving Loan Mandatory Prepayment, a Revolving Loan Optional Prepayment, as the case may be, and “Prepayments” mean collectively all Revolving Loan Mandatory Prepayments and all Revolving Loan Optional Prepayments.

“Proceeds” has the meaning described in the Uniform Commercial Code as in effect from time to time.

“Receivable” means one of the Borrower’s now owned and hereafter owned, acquired or created Accounts, Chattel Paper, General Intangibles and Instruments; and “Receivables” means all of the Borrower’s now or hereafter owned, acquired or created Accounts, Chattel Paper, General Intangibles and Instruments, and all Proceeds thereof.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA or the regulations thereunder.

“Registered Organization” means an organization organized solely under the law of a single state or the United States and as to which the state or the United States must maintain a public record showing the organization to have been organized.

“Responsible Officer” means the chief executive officer of the Borrower or the president of the Borrower or, with respect to financial matters, the chief financial officer of the Borrower.

“Revolving Credit Commitment” means the agreement of the Lender relating to the making of the Revolving Loan and advances thereunder subject to and in accordance with the provisions of this Agreement.

“Revolving Credit Commitment Period” means the period of time from the Closing Date to the Business Day preceding the Revolving Credit Termination Date.

“Revolving Credit Committed Amount” has the meaning described in Section 2.1.1 (Revolving Credit Facility).

“Revolving Credit Expiration Date” means February 28, 2012.

“Revolving Credit Facility” means the facility established by the Lender pursuant to Section 2.1.1 (Revolving Credit Facility).

“Revolving Credit Note” has the meaning described in Section 2.1.3 (Revolving Credit Note).

“Revolving Credit Termination Date” means the earlier of (a) the Revolving Credit Expiration Date, or (b) the date on which the Revolving Credit Commitment is terminated pursuant to 7.1.18 (Remedies) or otherwise.

“Revolving Credit Unused Line Fee” and “Revolving Credit Unused Line Fees” have the meanings described in Section 2.1.7 (Revolving Credit Unused Line Fee).

“Revolving Loan” has the meaning described in Section 2.1.1 (Revolving Credit Facility).

“Revolving Loan Account” has the meaning described in Section 2.1.6 (Revolving Loan Account).

“Revolving Loan Mandatory Prepayment” and “Revolving Loan Mandatory Prepayments” have the meanings described in Section 2.1.6 (Mandatory Prepayments of Revolving Loan).

“Revolving Loan Optional Prepayment” and “Revolving Loan Optional Prepayments” have the meanings described in Section 2.1.4 (Optional Prepayment of Revolving Loan).

“Security Documents” means collectively any assignment, pledge agreement, security agreement, mortgage, deed of trust, deed to secure debt, financing statement and any similar instrument, document or agreement under or pursuant to which a Lien is now or hereafter granted to, or for the benefit of, the Lender on any real or personal property of any Person to secure all or any portion of the Obligations, all as the same may from time to time be amended, restated, supplemented or otherwise modified.

“Security Procedures” means the rules, policies and procedures adopted and implemented by the Lender and its Affiliates at any time and from time to time with respect to security procedures and measures relating to electronic funds transfers, all as the same may be amended, restated, supplemented, terminated, or otherwise modified at any time and from time to time by the Lender in its sole and absolute discretion.

“State” means the Commonwealth of Virginia.

“Subordinated Indebtedness” means all Indebtedness, incurred at any time by the Borrower, which is in amounts, subject to repayment terms, and subordinated to the Obligations, as set forth in one or more written agreements, all in form and substance satisfactory to the Lender in its sole and absolute discretion.

“Subsidiary” means any corporation the majority of the voting shares of which at the time are owned directly by the Borrower and/or by one or more Subsidiaries of the Borrower.

“Supporting Obligation” means a letter-of-credit right, secondary obligation or obligation of a secondary obligor or that supports the payment or performance of an account, chattel paper, a document, a general intangible, an instrument or investment property.

“Swap Contract” means any document, instrument or agreement between the Borrower and Lender or any affiliate of Lender, now existing or entered into in the future, relating to an interest rate swap transaction, forward rate transaction, interest rate cap, floor or collar transaction, any similar transaction, any option to enter into any of the foregoing, and any combination of the foregoing, which agreement may be oral or in writing, including, without limitation, any master agreement relating to or governing any or all of the foregoing and any related schedule or confirmation, each as amended from time to time.

“Taxes” means all taxes and assessments whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character (including all penalties or interest thereon), which at any time may be assessed, levied, confirmed or imposed by any Governmental Authority on the Borrower or any of its properties or assets or any part thereof or in respect of any of its franchises, businesses, income or profits.

“Trademarks” means and includes in each case whether now existing or hereafter arising, all of the Borrower’s rights, title and interest in and to (a) any and all trademarks (including service marks), trade names and trade styles, and applications for registration thereof and the goodwill of the business symbolized by any of the foregoing, (b) any and all licenses of trademarks, service marks, trade names and/or trade styles, whether as licensor or licensee, (c) any renewals of any and all trademarks, service marks, trade names, trade styles and/or licenses of any of the foregoing, (d) income, royalties, damages and payments now or hereafter due and/or payable with respect thereto, including, without limitation, damages, claims, and payments for past, present and future infringements thereof, (e) rights to sue for past, present and future infringements of any of the foregoing, including the right to settle suits involving claims and demands for royalties owing, and (f) all rights corresponding to any of the foregoing throughout the world.

“Uniform Commercial Code” means, unless otherwise provided in this Agreement, the Uniform Commercial Code as adopted by and in effect from time to time in the State or in any other jurisdiction, as applicable.

“Wholly Owned Subsidiary” means any domestic United States corporation all the shares of stock of all classes of which (other than directors’ qualifying shares) at the time are owned directly or indirectly by the Borrower and/or by one or more Wholly Owned Subsidiaries of the Borrower.

“Wire Transfer Procedures” means the rules, policies and procedures adopted and implemented by the Lender and its Affiliates at any time and from time to time with respect to electronic funds transfers, including, without limitation, the Security Procedures, all as the same may be amended, restated, supplemented, terminated or otherwise modified at any time and from time to time by the Lender in its sole and absolute discretion.

Section 1.2 Accounting Terms and Other Definitional Provisions.

Unless otherwise defined herein, as used in this Agreement and in any certificate, report or other document made or delivered pursuant hereto, accounting terms not otherwise defined herein, and accounting terms only partly defined herein, to the extent not defined, shall have the respective meanings given to them under GAAP, as consistently applied to the applicable Person. All terms used herein which are defined by the Uniform Commercial Code shall have the same meanings as assigned to them by the Uniform Commercial Code unless and to the extent varied by this Agreement. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, subsection, schedule and exhibit references are references to articles, sections or subsections of, or schedules or exhibits to, as the case may be, this Agreement unless otherwise specified. As used herein, the singular number shall include the plural, the plural the singular and the use of the masculine, feminine or neuter gender shall include all genders, as the context may require. Reference to any one or more of the Financing Documents shall mean the same as the foregoing may from time to time be amended, restated, substituted, extended, renewed, supplemented or otherwise modified.

ARTICLE II
THE CREDIT FACILITIES

Section 2.1	The Revolving Credit Facility.

	2.1.1	Revolving Credit Facility.

Subject to and upon the provisions of this Agreement, the Lender establishes a revolving credit facility in favor of the Borrower. The aggregate of all advances under the Revolving Credit Facility is sometimes referred to in this Agreement as the “Revolving Loan”.

The principal amount of Forty Million Dollars ($40,000,000) is the “Revolving Credit Committed Amount”. If at any time the unpaid principal balance of the Revolving Loan exceeds the Revolving Credit Committed Amount in effect from time to time, the Borrower shall pay such excess to the Lender ON DEMAND.

During the Revolving Credit Commitment Period, the Borrower may request advances under the Revolving Credit Facility in accordance with the provisions of this Agreement; provided that after giving effect to the Borrower’s request the aggregate outstanding principal balance of the Revolving Loan and all Letter of Credit Obligations would not exceed the Revolving Credit Committed Amount.

Unless sooner paid, the unpaid Revolving Loan, together with interest accrued and unpaid thereon, and all other Obligations shall be due and payable in full on the Revolving Credit Expiration Date.

2.1.2	Procedure for Making Advances Under the Revolving Loan; Lender Protection Loans.

The Borrower may borrow under the Revolving Credit Facility on any Business Day. Advances under the Revolving Loan shall be deposited to a demand deposit account of the Borrower with the Lender (or an Affiliate of the Lender) or shall be otherwise applied as directed by the Borrower, which direction the Lender may require to be in writing. Not later than 12:00 noon. (Eastern Time) on the date of the requested borrowing, the Borrower shall give the Lender oral or written notice (a “Loan Notice”) of the amount and (if requested by the Lender) the purpose of the requested borrowing. Any oral Loan Notice shall be confirmed in writing by the Borrower within three (3) Business Days after the making of the requested advance under the Revolving Loan. Each Loan Notice shall be irrevocable.

In addition, the Borrower hereby irrevocably authorizes the Lender at any time and from time to time, without further request from or notice to the Borrower, to make advances under the Revolving Loan, which the Lender, in its sole and absolute discretion, deems necessary or appropriate to protect the interests of the Lender, including, without limitation, advances and reserves under the Revolving Loan made to cover debit balances in the Revolving Loan Account, principal of, and/or interest on, any Loan, the Obligations (including, without limitation, any Letter of Credit Obligations), and/or Enforcement Costs, prior to, on, or after the termination of other advances under this Agreement, regardless of whether the outstanding principal amount of the Revolving Loan that the Lender may advance or reserve hereunder exceeds the Revolving Credit Committed Amount.

2.1.3	Revolving Credit Note.

The obligation of the Borrower to pay the Revolving Loan, with interest, shall be evidenced by a promissory note (as from time to time extended, amended, restated, supplemented or otherwise modified, the “Revolving Credit Note”) substantially in the form of EXHIBIT “A” attached hereto and made a part hereof, with appropriate insertions. The Revolving Credit Note shall be dated as of the Closing Date, shall be payable to the order of the Lender at the times provided in the Revolving Credit Note, and shall be in the principal amount of the Revolving Credit Committed Amount. The Borrower acknowledges and agrees that, if the outstanding principal balance of the Revolving Loan outstanding from time to time exceeds the face amount of the Revolving Credit Note, the excess shall bear interest at the Post-Default Rate for the Revolving Loan and shall be payable, with accrued interest, ON DEMAND. The Revolving Credit Note shall not operate as a novation of any of the Obligations or nullify, discharge, or release any such Obligations or the continuing contractual relationship of the parties hereto in accordance with the provisions of this Agreement.

2.1.4	Optional Prepayments of Revolving Loan.

The Borrower shall have the option, at any time and from time to time, to prepay (each a “Revolving Loan Optional Prepayment” and collectively the “Revolving Loan Optional Prepayments”) the Revolving Loan, in whole or in part without premium or penalty.

2.1.5	The Collateral Account.

If so directed by the Lender, the Borrower will deposit, or cause to be deposited, all Items of Payment to a bank account designated by the Lender and from which the Lender alone has power of access and withdrawal (the “Collateral Account”). Each deposit shall be made not later than the next Business Day after the date of receipt of the Items of Payment. The Items of Payment shall be deposited in precisely the form received, except for the endorsements of the Borrower where necessary to permit the collection of any such Items of Payment, the Borrower hereby agreeing to make such endorsement. In the event the Borrower fails to do so, the Lender is hereby authorized by the Borrower to make the endorsement in the name of the Borrower. Prior to such a deposit, the Borrower will not commingle any Items of Payment with any of the Borrower’s other funds or property, but will hold them separate and apart in trust and for the account of the Lender.

In addition, if so directed by the Lender, the Borrower shall direct the mailing of all Items of Payment from its Account Debtors to a post-office box designated by the Lender, or to such other additional or replacement post-office boxes pursuant to the request of the Lender from time to time (collectively, the “Lockbox”). The Lender shall have unrestricted and exclusive access to the Lockbox.

The Borrower hereby authorizes the Lender to inspect all Items of Payment, endorse all Items of Payment in the name of the Borrower, and deposit such Items of Payment in the Collateral Account. The Lender reserves the right, exercised in its sole and absolute discretion from time to time, to provide to the Collateral Account credit prior to final collection of an Item of Payment and to disallow credit for any Item of Payment which is unsatisfactory to the Lender. In the event Items of Payment are returned to the Lender for any reason whatsoever, the Lender may, in the exercise of its discretion from time to time, forward such Items of Payment a second time. Any returned Items of Payment shall be charged back to the Collateral Account, the Revolving Loan Account, or other account, as appropriate.

The Lender will apply the whole or any part of the collected funds credited to the Collateral Account against the Revolving Loan (or with respect to Items of Payment that are not proceeds of Accounts or after a Default or Event of Default, against any of the Obligations) or credit such collected funds to a depository account of the Borrower with the Lender (or an Affiliate of the Lender), the order and method of such application to be in the reasonable discretion of the Lender.

2.1.6	Revolving Loan Account.

The Lender will establish and maintain a loan account on its books (the “Revolving Loan Account”) to which the Lender will (a) debit (i) the principal amount of each advance of the Revolving Loan made by the Lender hereunder as of the date made, (ii) the amount of any interest accrued on the Revolving Loan as and when due, and (iii) any other amounts due and payable by the Borrower to the Lender from time to time under the provisions of this Agreement in connection with the Revolving Loan, including, without limitation, Enforcement Costs, Fees, late charges, and service, collection and audit fees, as and when due and payable, and (b) credit all payments made by the Borrower to the Lender on account of the Revolving Loan as of the date made including, without limitation, funds credited to the Revolving Loan Account from the Collateral Account. The Lender may debit the Revolving Loan Account for the amount of any Item of Payment that is returned to the Lender unpaid. All credit entries to the Revolving Loan Account are conditional and shall be readjusted as of the date made if final and indefeasible payment is not received by the Lender in cash or solvent credits. Any and all periodic or other statements or reconciliations, and the information contained in those statements or reconciliations, of the Revolving Loan Account shall be final, binding and conclusive upon the Borrower in all respects, absent manifest error, unless the Lender receives specific written objection thereto from the Borrower within thirty (30) Business Days after such statement or reconciliation shall have been received by the Borrower.

2.1.7	Revolving Credit Unused Line Fee.

The Borrower shall pay to the Lender a quarterly revolving credit facility fee (collectively, the “Revolving Credit Unused Line Fees” and individually, a “Revolving Credit Unused Line Fee”) in an amount equal to one quarter of one percent (1/4%) per annum of the average daily unused portion of the Revolving Credit Committed Amount in effect from time to time accruing during each calendar quarter. The accrued and unpaid portion of the Revolving Credit Unused Line Fee shall be paid by the Borrower to the Lender on the first day of each calendar quarter, commencing on the first such date following the date hereof, and on the Revolving Credit Termination Date.

Section 2.2	The Letter of Credit Facility.

	2.2.1	Letters of Credit.

Subject to and upon the provisions of this Agreement, and as a part of the Revolving Credit Commitment, the Borrower, upon the prior approval of Agent, may obtain standby or commercial letters of credit (as the same may from time to time be amended, supplemented or otherwise modified, each a “Letter of Credit” and collectively the “Letters of Credit”) from Lender from time to time from the Closing Date until the Business Day preceding the Revolving Credit Termination Date. The Borrower will not be entitled to obtain a Letter of Credit hereunder unless (a) after giving effect to the request, the outstanding principal balance of the Revolving Loan and of the Letter of Credit Obligations would not exceed the Revolving Credit Committed Amount (b) the sum of the aggregate face amount of the then outstanding Letters of Credit (including the face amount of the requested Letter of Credit) does not exceed Fifteen Million Dollars ($15,000,000) (the “Letter of Credit Sublimit”) and (c) the expiration date of the requested Letter of Credit is not later than nine (9) months following the Revolving Credit Expiration Date.

2.2.2	Letter of Credit Fees.

Prior to or simultaneously with the opening of each Letter of Credit, and annually thereafter, the Borrower shall pay to Lender, a letter of credit fee (each a “Letter of Credit Fee” and collectively the “Letter of Credit Fees”) in an amount equal to one and one-half percent (1.5%) per annum of the face amount of said Letter of Credit at the time said Letter of Credit Fee is due. Each Letter of Credit Fee shall be paid in advance on each anniversary of the date the related Letter of Credit was issued. In addition, the Borrower shall pay to the Lender any and all additional issuance, negotiation, processing, transfer or other fees to the extent and as and when required by the provisions of any Letter of Credit Agreement. The Lender is authorized to deduct any payment due hereunder from the Borrower’s account #004122817025 issued by the Lender, on or after the date any Letter of Credit Fee is due. All Letter of Credit Fees and all such other additional fees are included in and are a part of the “Fees” payable by the Borrower under the provisions of this Agreement and are a part of the Obligations.

2.2.3	Terms of Letters of Credit; Post-Expiration Date Letters of Credit.

Each Letter of Credit shall (a) be opened pursuant to a Letter of Credit Agreement and (b) expire on a date not later than the Business Day preceding the Revolving Credit Expiration Date; provided, however, if any Letter of Credit does have an expiration date later than the Business Day preceding the Revolving Credit Termination Date (each a “Post-Expiration Date Letter of Credit” and collectively, the “Post-Expiration Date Letters of Credit”), effective as of the Business Day preceding the Revolving Credit Termination Date and without prior notice to or the consent of the Borrower, the Lender shall make advances under the Revolving Loan for the account of the Borrower in the aggregate face amount of all such Letters of Credit. The Lender shall deposit the proceeds of such advances into one or more non-interest bearing accounts with and in the name of the Lender and over which the Lender alone shall have exclusive power of access and withdrawal (collectively, the “Letter of Credit Cash Collateral Account”). The Letter of Credit Cash Collateral Account is to be held by the Lender as additional collateral and security for any Letter of Credit Obligations relating to the Post-Expiration Date Letters of Credit. The Borrower hereby assigns, pledges, grants and sets over to the Lender a first priority security interest in, and Lien on, all of the funds on deposit in the Letter of Credit Cash Collateral Account, together with any and all Proceeds and products thereof as additional collateral and security for the Letter of Credit Obligations relating to the Post-Expiration Date Letters of Credit. The Borrower acknowledges and agrees that the Lender shall be entitled to fund any draw or draft on any Post-Expiration Date Letter of Credit from the monies on deposit in the Letter of Credit Cash Collateral Account without notice to or consent of the Borrower or the Lender. The Borrower further acknowledges and agrees that the Lender’s election to fund any draw or draft on any Post-Expiration Date Letter of Credit from the Letter of Credit Cash Collateral shall in no way limit, impair, lessen, reduce, release or otherwise adversely affect the Borrower’s obligation to pay any Letter of Credit Obligations under or relating to the Post-Expiration Date Letters of Credit. At such time as all Post-Expiration Date Letters of Credit have expired and all Letter of Credit Obligations relating to the Post-Expiration Date Letters of Credit have been paid in full, the Lender agrees to apply the amount of any remaining funds on deposit in the Letter of Credit Cash Collateral Account to the then unpaid balance of the Obligations under the Revolving Credit Facility in such order and manner as the Lender shall determine in its sole and absolute discretion in accordance with the provisions of this Agreement.

The aggregate face amount of all Letters of Credit at any one time outstanding and issued by the Lender pursuant to the provisions of this Agreement, including, without limitation, any and all Post-Expiration Date Letters of Credit, plus the amount of any unpaid Letter of Credit Fees accrued or scheduled to accrue thereon, and less the aggregate amount of all drafts issued under or purporting to have been issued under such Letters of Credit that have been paid by the Lender and for which the Lender has been reimbursed by the Borrower in full in accordance with Section 2.2.5 (Payments of Letters of Credit) and the Letter of Credit Agreements, and for which the Lender has no further obligation or commitment to restore all or any portion of the amounts drawn and reimbursed, is herein called the “Outstanding Letter of Credit Obligations”.

2.2.4	Procedures for Letters of Credit.

The Borrower shall give the Lender written notice at least five (5) Business Days prior to the date on which the Borrower desires the Lender to issue a Letter of Credit. The Borrower shall give the Lender written notice at least three (3) Business Days prior to the date on which a Letter of Credit is requested to be opened of their request for a Letter of Credit. Such notice shall be accompanied by a duly executed and delivered Letter of Credit Agreement. Upon receipt of the Letter of Credit Agreement and the Letter of Credit Fee, the Lender shall process such Letter of Credit Agreement in accordance with its customary procedures and open such Letter of Credit on the Business Day specified in such notice.

2.2.5	Payments of Letters of Credit.

The Borrower hereby promises to pay to the Lender, ON DEMAND and in United States Dollars, the following which are herein collectively referred to as the “Current Letter of Credit Obligations”:

(a) the amount which the Lender has paid or will be required to pay under each draft or draw on a Letter of Credit, whether such demand be in advance of the Lender’s payment or for reimbursement for such payment;

(b) any and all reasonable charges and expenses which the Lender may pay or incur relative to the Letter of Credit and/or such draws or drafts; and

(c) interest on the amounts described in (a) and (b) not paid by the Borrower as and when due and payable under the provisions of (a) and (b) above from the day the same are due and payable until paid in full at a rate per annum equal to the then current highest rate of interest on the Revolving Loan.

In addition, the Borrower hereby promises to pay any and all other Letter of Credit Obligations as and when due and payable in accordance with the provisions of this Agreement and the Letter of Credit Agreements. The obligation of the Borrower to pay Current Letter of Credit Obligations and all other Letter of Credit Obligations shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower or any other account party may have or have had against the beneficiary of such Letter of Credit, the Lender, or any other Person, including, without limitation, any defense based on the failure of any draft or draw to conform to the terms of such Letter of Credit, any draft or other document proving to be forged, fraudulent or invalid, or the legality, validity, regularity or enforceability of such Letter of Credit, any draft or other documents presented with any draft, any Letter of Credit Agreement, this Agreement, or any of the other Financing Documents, all whether or not the Lender had actual or constructive knowledge of the same, and irrespective of any Collateral, security or guarantee therefore or right of offset with respect thereto and irrespective of any other circumstances whatsoever which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for any Letter of Credit Obligations, in bankruptcy or otherwise; provided, however, that the Borrower shall not be obligated to reimburse the Lender for any wrongful payment under such Letter of Credit made as a result of the Lender’s willful misconduct. The obligation of the Borrower to pay the Letter of Credit Obligations shall not be conditioned or contingent upon the pursuit by the Lender or any other Person at any time of any right or remedy against any Person which may be or become liable in respect of all or any part of such obligation or against any Collateral, security or guarantee therefore or right of offset with respect thereto.

The Letter of Credit Obligations shall continue to be effective, or be reinstated, as the case may be, if at any time payment of all or any portion of the Letter of Credit Obligations is rescinded or must otherwise be restored or returned by the Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Person, or upon or as a result of the appointment of a receiver, intervenor, or conservator of, or trustee or similar officer for, any Person, or any substantial part of such Person’s property, all as though such payments had not been made.

2.2.6	Change in Law; Increased Cost.

If any change in any law or regulation or in the interpretation thereof by any court or other Governmental Authority charged with the administration thereof shall either (a) impose, modify or deem applicable any reserve, special deposit or similar requirement against Letters of Credit issued by the Lender, or (b) impose on the Lender any other condition regarding this Agreement or any Letter of Credit, and the result of any event referred to in clauses (a) or (b) above shall be to increase the cost to the Lender of issuing, maintaining or extending the Letter of Credit or the cost to Lender of funding any obligation under or in connection with the Letter of Credit, then, upon demand by the Lender, the Borrower shall immediately pay to the Lender from time to time as specified by the Lender, additional amounts which shall be sufficient to compensate the Lender for such increased cost, together with interest on each such amount from the date demanded until payment in full thereof at a rate per annum equal to the then highest current rate of interest on the Revolving Loan. A certificate as to such increased cost incurred by the Lender, submitted by the Lender to the Borrower, shall be conclusive, absent manifest error.

2.2.7	General Letter of Credit Provisions.

The Borrower hereby instructs the Lender to pay any draft complying with the terms of any Letter of Credit irrespective of any instructions of the Borrower to the contrary. The Borrower assumes all risks of the acts and omissions of the beneficiary and other users of any Letter of Credit. The Lender and its respective branches, Affiliates and/or correspondents shall not be responsible for and the Borrower hereby indemnifies and holds the Lender and its branches, Affiliates and/or correspondents harmless from and against all liability, loss and expense (including reasonable attorney’s fees and costs) incurred by the Lender and/or its respective branches, Affiliates and/or correspondents relative to and/or as a consequence of (a) any failure by the Borrower to perform the agreements hereunder and under any Letter of Credit Agreement, (b) any Letter of Credit Agreement, this Agreement, any Letter of Credit and any draft, draw and/or acceptance under or purported to be under any Letter of Credit, (c) any action taken or omitted by the Lender and/or any of its respective branches, Affiliates and/or correspondents at the request of the Borrower, (d) any failure or inability to perform in accordance with the terms of any Letter of Credit by reason of any control or restriction rightfully or wrongfully exercised by any de facto or de jure Governmental Authority, group or individual asserting or exercising governmental or paramount powers, and/or (e) any consequences arising from causes beyond the control of the Lender and/or any of its respective branches, Affiliates and/or correspondents.

Except for willful misconduct, the Lender and its respective branches, Affiliates and/or correspondents, shall not be liable or responsible in any respect for any (a) error, omission, interruption or delay in transmission, dispatch or delivery of any one or more messages or advices in connection with any Letter of Credit, whether transmitted by cable, telegraph, mail or otherwise and despite any cipher or code which may be employed, and/or (b) action, inaction or omission which may be taken or suffered by it or them in good faith or through inadvertence in identifying or failing to identify any beneficiary or otherwise in connection with any Letter of Credit.

Any Letter of Credit may be amended, modified or revoked only upon the receipt by the Lender from the Borrower and the beneficiary (including any transferee and/or assignee of the original beneficiary), of a written consent and request therefore.

If any Laws, order of court and/or ruling or regulation of any Governmental Authority of the United States (or any state thereof) and/or any country other than the United States permits a beneficiary under a Letter of Credit to require the Lender and/or any of its respective branches, Affiliates and/or correspondents to pay drafts under or purporting to be under a Letter of Credit after the expiration date of the Letter of Credit, the Borrower shall reimburse the Lender, as appropriate, for any such payment pursuant to provisions of Section 2.2.6 (Change in Law; Increased Cost).

Except as may otherwise be specifically provided in a Letter of Credit or Letter of Credit Agreement, the laws of the State and the Uniform Customs and Practice for Documentary Credits, 1993 Revision, International Chamber of Commerce Publication No. 500 shall govern the Letters of Credit. The Laws, rules, provisions and regulations of the Uniform Customs and Practice for Documentary Credits are hereby incorporated by reference. In the event of a conflict between the Uniform Customs and Practice for Documentary Credits and the laws of the State, the Uniform Customs and Practice for Documentary Credits shall prevail.

Section 2.3	General Financing Provisions.

	2.3.1	The Borrower’s Representatives.

Each Borrower hereby represents and warrants to the Lender that each of them will derive benefits, directly and indirectly, from each Letter of Credit and from each Loan, both in their separate capacity and as a member of the integrated group to which each of the Borrowers belong and because the successful operation of the integrated group is dependent upon the continued successful performance of the functions of the integrated group as a whole, because (a) the terms of the consolidated financing provided under this Agreement are more favorable than would otherwise be obtainable by the Borrowers individually and (b) Borrowers’ additional administrative and other costs and reduced flexibility associated with individual financing arrangements which would otherwise be required if obtainable would substantially reduce the value to the Borrowers of the financing. The Borrowers in the discretion of their respective managements are to agree among themselves as to the allocation of the benefits of Letters of Credit and the proceeds of the Loan, provided, however, that the Borrowers shall be deemed to have represented and warranted to the Lender at the time of allocation that each benefit and use of proceeds is a Permitted Use.

For administrative convenience, each Borrower hereby irrevocably appoints Argon as the Borrower’s attorney-in-fact, with power of substitution (with the prior written consent of the Lender in the exercise of its sole and absolute discretion), in the name of Argon or in the name of the Borrower or otherwise to take any and all actions with respect to the this Agreement, the other Financing Documents, the Obligations and/or the Collateral (including, without limitation, the Proceeds thereof) as Argon may so elect from time to time, including, without limitation, actions to (i) request advances under the Loan, apply for and direct the benefits of Letters of Credits, and direct the Lender to disburse or credit the proceeds of any Loan directly to an account of Argon, any one or more of the Borrowers or otherwise, which direction shall evidence the making of such Loan and shall constitute the acknowledgment by each of the Borrowers of the receipt of the proceeds of such Loan or the benefit of such Letter of Credit, (ii) enter into, execute, deliver, amend, modify, restate, substitute, extend and/or renew this Agreement, any Additional Borrower Joinder Supplement, any other Financing Documents, security agreements, mortgages, deposit account agreements, instruments, certificates, waivers, letter of credit applications, releases, documents and agreements from time to time, and (iii) endorse any check or other item of payment in the name of the Borrower or in the name of Argon. The foregoing appointment is coupled with an interest, cannot be revoked without the prior written consent of the Lender, and may be exercised from time to time through Argon’s duly authorized officer, officers or other Person or Persons designated by Argon to act from time to time on behalf of Argon.

Each of the Borrowers hereby irrevocably authorizes the Lender to make Loans to any one or more of the Borrowers, and hereby irrevocably authorizes the Lender to issue or cause to be issued Letters of Credit for the account of any or all of the Borrowers, pursuant to the provisions of this Agreement upon the written, oral or telephone request of any one or more of the Persons who is from time to time a Responsible Officer of a Borrower under the provisions of the most recent certificate of corporate resolutions and/or incumbency of the Borrowers on file with the Lender and also upon the written, oral or telephone request of any one of the Persons who is from time to time a Responsible Officer of Argon under the provisions of the most recent certificate of corporate resolutions and/or incumbency for Argon on file with the Lender.

The Lender assumes no responsibility or liability for any errors, mistakes, and/or discrepancies in the oral, telephonic, written or other transmissions of any instructions, orders, requests and confirmations between the Lender and the Borrowers in connection with the Credit Facilities, any Loan, any Letter of Credit or any other transaction in connection with the provisions of this Agreement. Without implying any limitation on the joint and several nature of the Obligations, the Lender agrees that, notwithstanding any other provision of this Agreement, the Borrowers may create reasonable inter-company indebtedness between or among the Borrowers with respect to the allocation of the benefits and proceeds of the advances and Credit Facilities under this Agreement. The Borrowers agree among themselves, and the Lender consents to that agreement, that each Borrower shall have rights of contribution from all of the other Borrowers to the extent such Borrower incurs Obligations in excess of the proceeds of the Loans received by, or allocated to purposes for the direct benefit of, such Borrower. All such indebtedness and rights shall be, and are hereby agreed by the Borrowers to be, subordinate in priority and payment to the indefeasible repayment in full in cash of the Obligations, and, unless the Lender agrees in writing otherwise, shall not be exercised or repaid in whole or in part until all of the Obligations have been indefeasibly paid in full in cash. The Borrowers agree that all of such inter-company indebtedness and rights of contribution are part of the Collateral and secure the Obligations. Each Borrower hereby waives all rights of counterclaim, recoupment and offset between or among themselves arising on account of that indebtedness and otherwise. Each Borrower shall not evidence the inter-company indebtedness or rights of contribution by note or other instrument, and shall not secure such indebtedness or rights of contribution with any Lien or security. Notwithstanding anything contained in this Agreement to the contrary, the amount covered by each Borrower under the Obligations (including, without limitation, Section 2.3.9 (Guaranty) shall be limited to an aggregate amount (after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Borrower in respect of the Obligations) which, together with other amounts owing by such Borrowers to the Lender under the Obligations, is equal to the largest amount that would not be subject to avoidance under the Bankruptcy Code or any applicable provisions of any applicable, comparable state or other Laws.

2.3.2	Use of Proceeds of the Loan.

The proceeds of each advance under the Loan shall be used by the Borrower for Permitted Uses, and for no other purposes except as may otherwise be agreed by the Lender in writing. The Borrower shall use the proceeds of the Loan promptly.

2.3.3	Administrative Fees.

The Borrower shall pay to the Lender an annual administrative fee (each an “Administrative Fee” and collectively, the “Administrative Fees”) for administrative services performed in conjunction with the Revolving Credit Facility. The Administrative Fee shall be payable each year in advance on the first (1st) day of each March until the Revolving Credit Termination Date and equal to the product of (a) 0.0015 multiplied by (b) the Revolving Credit Committed Amount; provided that if the Borrower and the Lender agree to increase the Revolving Credit Committed Amount during the course of any year, the Borrower shall pay to the Lender at the time of such increase, an additional amount equal to the product of (x) 0.0015 multiplied by (y) such increase in the Revolving Credit Committed Amount.

2.3.4	Computation of Interest and Fees.

All applicable Fees and interest shall be calculated on the basis of a year of 360 days for the actual number of days elapsed.

2.3.5	Payments.

All payments of the Obligations, including, without limitation, principal, interest, Prepayments, and Fees, shall be paid by the Borrower without setoff, recoupment or counterclaim to the Lender in immediately available funds not later than 12:00 p.m. (Eastern Time) on the due date of such payment. All payments received by the Lender after such time shall be deemed to have been received by the Lender for purposes of computing interest and Fees and otherwise as of the next Business Day. Payments shall not be considered received by the Lender until such payments are paid to the Lender in immediately available funds to the Lender’s principal office in McLean, Virginia or at such other location as the Lender may at any time and from time to time notify the Borrower. Alternatively, at its sole discretion, the Lender may charge any deposit account of the Borrower at the Lender or any Affiliate of the Lender with all or any part of any amount due to the Lender under this Agreement or any of the other Financing Documents to the extent that the Borrower shall have not otherwise tendered payment to the Lender. All payments shall be applied first to any unpaid Fees, second to any and all accrued and unpaid late charges and Enforcement Costs, third to any and all accrued and unpaid interest on the Obligations, and then to the then unpaid principal balance of the Obligations, all in such order and manner as shall be determined by the Lender in its sole and absolute discretion.

2.3.6	Liens; Setoff.

The Borrower hereby grants to the Lender as additional collateral and security for all of the Obligations, a continuing Lien on any and all monies, Investment Property, and other property of the Borrower and the proceeds thereof, now or hereafter held or received by or in transit to, the Lender, and/or any Affiliate of the Lender, from or for the account of, the Borrower, and also upon any and all deposit accounts (general or special) and credits of the Borrower, if any, with the Lender or any Affiliate of the Lender, at any time existing, excluding any deposit accounts held by the Borrower in its capacity as trustee for Persons who are not Affiliates of the Borrower. Without implying any limitation on any other rights the Lender may have under the Financing Documents or applicable Laws, during the continuance of an Event of Default, the Lender is hereby authorized by the Borrower at any time and from time to time, without notice to the Borrower, to set off, appropriate and apply any or all items hereinabove referred to against all Obligations then outstanding (whether or not then due), all in such order and manner as shall be determined by the Lender in its sole and absolute discretion.

2.3.7	Requirements of Law.

In the event that the Lender shall have determined in good faith that (a) the adoption of any Capital Adequacy Regulation, or (b) any change in any Capital Adequacy Regulation or in the interpretation or application thereof or (c) compliance by the Lender or any corporation controlling the Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or Governmental Authority, does or shall have the effect of reducing the rate of return on the capital of the Lender or any corporation controlling the Lender, as a consequence of the obligations of the Lender hereunder to a level below that which the Lender or any corporation controlling the Lender would have achieved but for such adoption, change or compliance (taking into consideration the policies of the Lender and the corporation controlling the Lender, with respect to capital adequacy) by an amount deemed by the Lender, in its discretion, to be material, then from time to time, after submission by the Lender to the Borrower of a written request therefore and a statement of the basis for such determination, the Borrower shall pay to the Lender such additional amount or amounts in order to compensate the Lender or its controlling corporation for any such reduction.

2.3.8	ACH Transactions and Swap Contracts.

The Borrower may request and the Lender or its affiliates may, in their sole and absolute discretion, provide ACH Transactions and Swap Contracts. In the event the Borrower requests Lender or its affiliates to procure ACH Transactions or Swap Contracts, then the Borrower agrees to indemnify and hold the Lender or its affiliates harmless from any and all obligations now or hereafter owing to the Lender or its affiliates. The Borrower agrees to pay the Lender or its affiliates all amounts owing to the Lender or its affiliates pursuant to ACH Transactions and Swap Contracts. In the event the Borrower shall not have paid to the Lender or its affiliates such amounts, the Lender may cover such amounts by an advance under the Revolving Loan, which advance shall be deemed to have been requested by the Borrower. The Borrower acknowledges and agrees that the obtaining of ACH Transactions and Swap Contracts from the Lender or its Affiliates (a) is in the sole and absolute discretion of the Lender or its Affiliates and (b) is subject to all rules and regulations of the Lender or its Affiliates.

2.3.9	Guaranty.

(a) Each Borrower hereby unconditionally and irrevocably, guarantees to the Lender:

(i) the due and punctual payment in full (and not merely the collectibility) by the other Borrowers of the Obligations, including unpaid and accrued interest thereon, in each case when due and payable, all according to the terms of this Agreement, the Notes and the other Financing Documents;

(ii) the due and punctual payment in full (and not merely the collectibility) by the other Borrowers of all other sums and charges which may at any time be due and payable in accordance with this Agreement, the Notes or any of the other Financing Documents;

(iii) the due and punctual performance by the other Borrowers of all of the other terms, covenants and conditions contained in the Financing Documents; and

(iv) all the other Obligations of the other Borrowers.

(b) The obligations and liabilities of each Borrower as a guarantor under this Section 2.3.9 shall be absolute and unconditional and joint and several, irrespective of the genuineness, validity, priority, regularity or enforceability of this Agreement, any of the Notes or any of the Financing Documents or any other circumstance which might otherwise constitute a legal or equitable discharge of a surety or guarantor. Each Borrower in its capacity as a guarantor expressly agrees that the Lender may, in its sole and absolute discretion, without notice to or further assent of such Borrower and without in any way releasing, affecting or in any way impairing the joint and several obligations and liabilities of such Borrower as a guarantor hereunder:

(i) waive compliance with, or any defaults under, or grant any other indulgences under or with respect to any of the Financing Documents;

(ii) modify, amend, change or terminate any provisions of any of the Financing Documents;

(iii) grant extensions or renewals of or with respect to the Credit Facilities, the Notes or any of the other Financing Documents;

(iv) effect any release, subordination, compromise or settlement in connection with this Agreement, any of the Notes or any of the other Financing Documents;

(v) agree to the substitution, exchange, release or other disposition of the Collateral or any part thereof, or any other collateral for the Loan or to the subordination of any lien or security interest therein;

(vi) make advances for the purpose of performing any term, provision or covenant contained in this Agreement, any of the Notes or any of the other Financing Documents with respect to which the Borrowers shall then be in default;

(vii) make future advances pursuant to this Agreement or any of the other Financing Documents;

(viii) assign, pledge, hypothecate or otherwise transfer the Commitments, the Obligations, the Notes, any of the other Financing Documents or any interest therein, all as and to the extent permitted by the provisions of this Agreement;

(ix) deal in all respects with the other Borrowers as if this Section 2.3.9 were not in effect;

(x) effect any release, compromise or settlement with any of the other Borrowers, whether in their capacity as a Borrower or as a guarantor under this Section 2.3.9, or any other guarantor; and

(xi) provide debtor-in-possession financing or allow use of cash collateral in proceedings under the Bankruptcy Code, it being expressly agreed by all Borrowers that any such financing and/or use would be part of the Obligations.

(c) The obligations and liabilities of each Borrower, as guarantor under this Section 2.3.9, shall be primary, direct and immediate, shall not be subject to any counterclaim, recoupment, set off, reduction or defense based upon any claim that a Borrower may have against any one or more of the other Borrowers, the Lender, and/or any other guarantor and shall not be conditional or contingent upon pursuit or enforcement by the Lender of any remedies it may have against the Borrowers with respect to this Agreement, the Notes or any of the other Financing Documents, whether pursuant to the terms thereof or by operation of law. Without limiting the generality of the foregoing, the Lender shall not be required to make any demand upon any of the Borrowers, or to sell the Collateral or otherwise pursue, enforce or exhaust its remedies against the Borrowers or the Collateral either before, concurrently with or after pursuing or enforcing its rights and remedies hereunder. Any one or more successive or concurrent actions or proceedings may be brought against each Borrower under this Section 2.3.9, either in the same action, if any, brought against any one or more of the Borrowers or in separate actions or proceedings, as often as the Lender may deem expedient or advisable. Without limiting the foregoing, it is specifically understood that any modification, limitation or discharge of any of the liabilities or obligations of any one or more of the Borrowers, any other guarantor or any obligor under any of the Financing Documents, arising out of, or by virtue of, any bankruptcy, arrangement, reorganization or similar proceeding for relief of debtors under federal or state law initiated by or against any one or more of the Borrowers, in their respective capacities as borrowers and guarantors under this Section 2.3.9, or under any of the Financing Documents shall not modify, limit, lessen, reduce, impair, discharge, or otherwise affect the liability of each Borrower under this Section 2.3.9 in any manner whatsoever, and this Section 2.3.9 shall remain and continue in full force and effect. It is the intent and purpose of this Section 2.3.9 that each Borrower shall and does hereby waive all rights and benefits which might accrue to any other guarantor by reason of any such proceeding, and the Borrowers agree that they shall be liable for the full amount of the obligations and liabilities under this Section 2.3.9, regardless of, and irrespective to, any modification, limitation or discharge of the liability of any one or more of the Borrowers, any other guarantor or any obligor under any of the Financing Documents, that may result from any such proceedings.

(d) Each Borrower, as guarantor under this Section 2.3.9, hereby unconditionally, jointly and severally, irrevocably and expressly waives:

(i) presentment and demand for payment of the Obligations and protest of non-payment;

(ii) notice of acceptance of this Section 2.3.9 and of presentment, demand and protest thereof;

(iii) notice of any default hereunder or under the Notes or any of the other Financing Documents and notice of all indulgences;

(iv) notice of any increase in the amount of any portion of or all of the indebtedness guaranteed by this Section 2.3.9;

(v) demand for observance, performance or enforcement of any of the terms or provisions of this Section 2.3.9, the Notes or any of the other Financing Documents;

(vi) all errors and omissions in connection with the Lender’s administration of all indebtedness guaranteed by this Section 2.3.9, except errors and omissions resulting from acts of bad faith;

(vii) any right or claim of right to cause a marshalling of the assets of any one or more of the other Borrowers;

(viii) any act or omission of the Lender which changes the scope of the risk as guarantor hereunder; and

(ix) all other notices and demands otherwise required by law which the Borrower may lawfully waive.

Within ten (10) days following any request of the Lender so to do, each Borrower will furnish the Lender and such other persons as the Lender may direct with a written certificate, duly acknowledged stating in detail whether or not any credits, offsets or defenses exist with respect to this Section 2.3.9.

Section 2.4	The Guidance Line Facility.

	2.4.1	Guidance Line Facility.

Subject to and upon the provisions of this Agreement, the Lender establishes a guidance line facility in favor of the Borrower. The aggregate of all advances under the Guidance Line Facility is sometimes referred to in this Agreement as the “Guidance Loan”.

The maximum principal amount of Twenty Million and No/100 Dollars ($20,000,000.00) is the “Guidance Line Amount”.

During the Guidance Line Availability Period, the Borrower may request advances under the Guidance Line Facility in accordance with the provisions of this Agreement; provided, that after giving effect to the Borrower’s request the aggregate outstanding principal balance of the Guidance Loan would not exceed the Guidance Line Amount and, provided further, that the Lender may elect, in its sole and absolute discretion exercised from time to time, to approve or to deny the Borrower’s request for an advance under the Guidance Line Facility, notwithstanding the occurrence or non-occurrence of a Default or an Event of Default.

From and after the Guidance Line Termination Date, the Borrower shall not be entitled to request any additional advances under the Guidance Line Facility. Unless sooner paid, the unpaid Guidance Loan, together with interest accrued and unpaid thereon, and all other Obligations shall be due and payable in full at maturity of the Guidance Line Note.

Notwithstanding anything to the contrary contained herein, no provision of this Agreement and no course of dealing shall impose upon the Lender any obligation to approve any request for an advance under the Guidance Line Facility to the Borrower. The Borrower acknowledges and agrees that it fully understands that it is not relying on the Lender to make or continue to make any advance under the Guidance Loan Facility for any purpose whatsoever.

2.4.2	Procedure for Making Advances Under the Guidance Loan; Lender Protection Loans.

Subject to the limitations set forth in and the consent of the Lender described in Section 2.5.1 hereof, the Borrower may borrow under the Guidance Line Facility on any Business Day. Advances approved under the Guidance Loan shall be deposited to a demand deposit account of the Borrower with the Lender (or an Affiliate of the Lender) or shall be otherwise applied as directed by the Borrower, which direction the Lender may require to be in writing. No later than 12:00 noon (Eastern Time) on the date of the requested borrowing under the Guidance Loan, the Borrower shall give the Lender a Loan Notice of the amount and (if requested by the Lender) the purpose of the requested borrowing and shall designate the requested borrowing as a borrowing under the Guidance Loan. Any oral Loan Notice shall be confirmed in writing by the Borrower within three (3) Business Days after the making of the requested advance under the Guidance Loan. Each Loan Notice shall be irrevocable.

2.4.3	Guidance Line Note.

The obligation of the Borrower to pay the Guidance Loan, with interest, shall be evidenced by a promissory note (as from time to time extended, amended, restated, supplemented or otherwise modified, the “Guidance Line Note”), in form and substance satisfactory to the Lender. The Guidance Line Note shall be dated as of the Closing Date, shall be payable to the order of the Lender at the times provided in the Guidance Line Note, and shall be in the principal amount of the Guidance Line Amount. The Guidance Line Note shall not operate as a novation of any of the Obligations or nullify, discharge, or release any such Obligations or the continuing contractual relationship of the parties hereto in accordance with the provisions of this Agreement.

2.4.4	Optional Prepayments of Guidance Loan.

The Borrower shall have the option at any time and from time to time to prepay (each a “Guidance Loan Optional Prepayment” and collectively the “Guidance Loan Optional Prepayments”) the Guidance Loan, in whole or in part without premium or penalty.

Section 2.5	Interest.

	2.5.1	Interest Rate.

(a) Subject to Section 2.5.1(b), each Loan shall bear interest until maturity (whether by acceleration, declaration, extension or otherwise) at a fluctuating rate per year which at all times shall be equal to the BBA LIBOR Daily Floating Rate plus one hundred seventy-five (175) basis points per annum (the “Interest Rate”).

(b) Notwithstanding the foregoing, following the occurrence and during the continuance of an Event of Default, at the option of the Lender, all Loans and all other Obligations shall bear interest at the Post-Default Rate.

2.5.2	Payment of Interest.

Unpaid and accrued interest on the Loans shall be paid monthly, in arrears, on the first day of each calendar month (each, an “Interest Payment Date”), commencing on the first such date after the date of this Agreement, and on the first day of each calendar month thereafter, and at maturity (whether by acceleration, declaration, extension or otherwise).

ARTICLE III
THE COLLATERAL

Section 3.1 Debt and Obligations Secured.

All property and Liens assigned, pledged or otherwise granted under or in connection with this Agreement (including, without limitation, those under Section 3.2 (Grant of Liens)) or any of the Financing Documents shall secure (a) the payment of all of the Obligations, including, without limitation, any and all Outstanding Letter of Credit Obligations, and (b) the performance, compliance with and observance by the Borrower of the provisions of this Agreement and all of the other Financing Documents or otherwise under the Obligations.

Section 3.2 Grant of Liens.

The Borrower hereby assigns, pledges and grants to the Lender, and agrees that the Lender shall have a perfected and continuing security interest in, and Lien on, all of the Borrower’s Accounts, Government Contracts, Chattel Paper, Inventory, Documents, Instruments, Equipment, Investment Property, and General Intangibles and all of the Borrower’s deposit accounts with any financial institution with which the Borrower maintains deposits, whether now owned or existing or hereafter acquired or arising, all insurance policies relating to the foregoing, all books and records in whatever media (paper, electronic or otherwise) recorded or stored, with respect to the foregoing and all Equipment and General Intangibles necessary or beneficial to retain, access and/or process the information contained in those books and records, and all Proceeds and products of the foregoing. The Borrower further agrees that the Lender, shall have in respect thereof all of the rights and remedies of a secured party under the Uniform Commercial Code as well as those provided in this Agreement, under each of the other Financing Documents and under applicable Laws.

The Borrower acknowledges and agrees that, with respect to any term used herein that is defined in either (a) Article 9 of the Uniform Commercial Code as in force in the jurisdiction in which this financing statement was signed by the Borrower at the time that it was signed, or (b) Article 9 as in force at any relevant time in the jurisdiction in which this financing statement is filed, the meaning to be ascribed thereto with respect to any particular item of property shall be that under the more encompassing of the two definitions. A form of assignment is attached hereto as EXHIBIT D and made a part hereof.

The Borrower covenants and agrees that the Borrower shall provide the Lender with all necessary information and, if requested, will execute and deliver such documents as are required to comply with the Federal Assignment of Claims Act of 1940 (31 U.S.C. §3727 and 41 U.S.C. §15), excluding classified Government Contracts, with a contract value equal to or greater than Five Hundred Thousand Dollars ($500,000) and such other Government Contracts as the Lender may determine in its sole discretion.

Section 3.3 Collateral Disclosure List.

On or prior to the Closing Date, the Borrower shall deliver to the Lender a list (the “Collateral Disclosure List”) which shall contain such information with respect to the Borrower’s business and real and personal property as the Lender may require and shall be certified by a Responsible Officer of the Borrower, all in the form provided to the Borrower by the Lender. Promptly after demand by the Lender, the Borrower shall furnish to the Lender an update of the information contained in the Collateral Disclosure List at any time and from time to time as may be requested by the Lender.

Section 3.4 Personal Property.

The Borrower acknowledges and agrees that it is the intention of the parties to this Agreement that the Lender shall have a first priority, perfected Lien, in form and substance satisfactory to the Lender and its counsel, on all of the Borrower’s assets of any kind and nature whatsoever, whether now owned or hereafter acquired, subject only to the Permitted Liens, if any. In furtherance of the foregoing:

3.4.1	Investment Property, Chattel Paper, Promissory Notes, etc.

(a) On the Closing Date and without implying any limitation on the scope of Section 3.2 (Grant of Liens), the Borrower shall deliver to the originals of all of the Borrower’s letters of credit, Investment Property, Chattel Paper, Documents and Instruments and, if the Lender so requires, shall execute and deliver separate pledge, assignment and security agreements in form and content acceptable to the Lender, which pledge, assignment and security agreements shall assign, pledge and grant a Lien to the Lender on all of the Borrower’s letters of credit, Investment Property, Chattel Paper, Documents, and Instruments.

(b) In the event that the Borrower shall acquire after the Closing Date any letters of credit, Investment Property, Chattel Paper, Documents, or Instruments, the Borrower shall promptly so notify the Lender and deliver the originals of all of the foregoing to the Lender promptly and in any event within ten (10) days of each acquisition.

(c) All letters of credit, Investment Property, Chattel Paper, Documents and Instruments shall be delivered to the Lender endorsed and/or assigned as required by the pledge, assignment and security agreement and/or as the Lender may require and, if applicable, shall be accompanied by blank irrevocable and unconditional stock or bond powers and/or notices as the Lender may require.

Section 3.5 Record Searches.

As of the Closing Date and thereafter at the time any Financing Document is executed and delivered by the Borrower pursuant to this Section, the Lender shall have received, in form and substance satisfactory to the Lender, such Lien or record searches with respect to the Borrower and/or any other Person, as appropriate, and the property covered by such Financing Document showing that the Lien of such Financing Document will be a perfected first priority Lien on the property covered by such Financing Document subject only to Permitted Liens or to such other matters as the Lender may approve.

Section 3.6 Costs.

The Borrower agrees to pay, as part of the Enforcement Costs and to the fullest extent permitted by applicable Laws, on demand all costs, fees and expenses incurred by the Lender in connection with the taking, perfection, preservation, protection and/or release of a Lien on the Collateral, including, without limitation:

(a) customary fees and expenses incurred in preparing Financing Documents from time to time (including, without limitation, reasonable attorneys’ fees incurred in connection with preparing the Financing Documents, including, any amendments and supplements thereto);

(b) all filing and/or recording taxes or fees;

(c) all costs of Lien and record searches;

(d) reasonable attorneys’ fees in connection with all legal opinions required; and

(e) all related costs, fees and expenses.

Section 3.7 Release.

Upon the indefeasible repayment in full in cash of the Obligations and performance of all Obligations of the Borrower and all obligations and liabilities of each other Person, other than the Lender, under this Agreement and all other Financing Documents, the termination and/or expiration of the Commitment and Outstanding Letter of Credit Obligations, upon the Borrower’s request and at the Borrower’s sole cost and expense, the Lender shall release and/or terminate any Financing Document but only if and provided that there is no commitment or obligation (whether or not conditional) of the Lender to re-advance amounts which would be secured thereby and/or no commitment or obligation of the Lender to issue any Letter of Credit or return or restore any payment of any Current Letter of Credit Obligations.

Section 3.8 Inconsistent Provisions.

In the event that the provisions of any Financing Document directly conflict with any provision of this Agreement, the provisions of this Agreement govern.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

Section 4.1Representations and Warranties.

The Borrower represents and warrants to the Lender, as follows:
4.1.1	Subsidiaries.

The Borrower has only those Subsidiaries listed on the Collateral Disclosure List attached hereto and made a part hereof and no others. Each of the Subsidiaries is a Wholly Owned Subsidiary except as shown on the Collateral Disclosure List, which correctly indicates the nature and amount of the Borrower’s ownership interests therein.

4.1.2	Existence.

The Borrower (a) is a Registered Organization under the laws of the jurisdiction stated in the Preamble of this Agreement, (b) is in good standing under the laws of the jurisdiction in which it is organized, (c) has the power to own its property and to carry on its business as now being conducted, and (d) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned by it therein or in which the transaction of its business makes such qualification necessary. The Borrower is organized under the laws of only one (1) jurisdiction.

4.1.3	Power and Authority.

The Borrower has full power and authority to execute and deliver this Agreement and, the other Financing Documents to which it is a party, to make the borrowings and request Letters of Credit under this Agreement, and to incur and perform the Obligations whether under this Agreement, the other Financing Documents or otherwise, all of which have been duly authorized by all proper and necessary action. No consent or approval of shareholders or any creditors of the Borrower, and no consent, approval, filing or registration with or notice to any Governmental Authority on the part of the Borrower, is required as a condition to the execution, delivery, validity or enforceability of this Agreement or any of the other Financing Documents, the performance by the Borrower of the Obligations.

4.1.4	Binding Agreements.

This Agreement and the other Financing Documents executed and delivered by the Borrower have been properly executed and delivered and constitute the valid and legally binding obligations of the Borrower and are fully enforceable against the Borrower in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general applications affecting the rights and remedies of creditors and secured parties, and general principles of equity regardless of whether applied in a proceeding in equity or at law.

4.1.5	No Conflicts.

Neither the execution, delivery and performance of the terms of this Agreement or of any of the other Financing Documents executed and delivered by the Borrower nor the consummation of the transactions contemplated by this Agreement will conflict with, violate or be prevented by (a) the Borrower’s organizational or governing documents, (b) any existing mortgage, indenture, contract or agreement binding on the Borrower or affecting its property, or (c) any Laws.

4.1.6	No Defaults, Violations.

(a) No Default or Event of Default has occurred and is continuing.

(b) Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any obligation under any existing mortgage, indenture, contract or agreement binding on it or affecting its property in any respect which could be materially adverse to the business, operations, property or financial condition of the Borrower, or which could materially adversely affect the ability of the Borrower to perform its obligations under this Agreement or the other Financing Documents, to which the Borrower is a party.

4.1.7	Compliance with Laws.

Neither the Borrower nor any of its Subsidiaries is in violation of any applicable Laws (including, without limitation, any Laws relating to employment practices, to environmental, occupational and health standards and controls) or order, writ, injunction, decree or demand of any court, arbitrator, or any Governmental Authority affecting the Borrower or any of its properties, the violation of which, considered in the aggregate, could materially adversely affect the business, operations or properties of the Borrower and/or its Subsidiaries.

4.1.8	Margin Stock.

None of the proceeds of the Loan will be used, directly or indirectly, by the Borrower or any Subsidiary for the purpose of purchasing or carrying, or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry, any “margin stock” within the meaning of Regulation U (12 CFR Part 221), of the Board of Governors of the Federal Reserve System or for any other purpose which might make the transactions contemplated in this Agreement a “purpose credit” within the meaning of Regulation U, or cause this Agreement to violate any other regulation of the Board of Governors of the Federal Reserve System or the Securities Exchange Act of 1934 or the Small Business Investment Act of 1958, as amended, or any rules or regulations promulgated under any of such statutes.

4.1.9	Investment Company Act; Margin Stock.

Neither the Borrower nor any of its Subsidiaries is an investment company within the meaning of the Investment Company Act of 1940, as amended, nor is it, directly or indirectly, controlled by or acting on behalf of any Person which is an investment company within the meaning of said Act. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying “margin stock” within the meaning of Regulation U (12 CFR Part 221), of the Board of Governors of the Federal Reserve System.

4.1.10	Litigation.

Except as otherwise disclosed on Schedule 4.1.10 attached hereto and made a part hereof, there are no proceedings, actions or investigations pending or, so far as the Borrower knows, threatened before or by any court, arbitrator or any Governmental Authority which, in any one case or in the aggregate, if determined adversely to the interests of the Borrower or any Subsidiary, would have a material adverse effect on the business, properties, condition (financial or otherwise) or operations, present or prospective, of the Borrower.

4.1.11	Financial Condition.

The financial statements of the Borrower dated June 30, 2009, are complete and correct and fairly present the financial position of the Borrower and the results of its operations and transactions in its surplus accounts as of the date and for the period referred to and have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved. There are no liabilities, direct or indirect, fixed or contingent, of the Borrower as of the date of such financial statements that are not reflected therein or in the notes thereto. There has been no adverse change in the financial condition or operations of the Borrower since the date of such financial statements and to the Borrower’s knowledge no such adverse change is pending or threatened. The Borrower has not guaranteed the obligations of, or made any investment in or advances to, any Person, except as disclosed in such financial statements.

4.1.12	Full Disclosure.

The financial statements referred to in Section 4.1.11 (Financial Condition), the Financing Documents (including, without limitation, this Agreement), and the statements, reports or certificates furnished by the Borrower in connection with the Financing Documents (a) do not contain any untrue statement of a material fact and (b) when taken in their entirety, do not omit any material fact necessary to make the statements contained therein not misleading. There is no fact known to the Borrower which the Borrower has not disclosed to the Lender in writing prior to the date of this Agreement with respect to the transactions contemplated by the Financing Documents that materially and adversely affects or in the future could, in the reasonable opinion of the Borrower materially adversely affect the condition, financial or otherwise, results of operations, business, or assets of the Borrower.

4.1.13	Funded Debt.

Except for the Obligations and except as set forth in Schedule 4.1.13 attached hereto and made a part hereof, the Borrower has no Funded Debt. The Lender has received photocopies of all promissory notes evidencing any Funded Debt set forth in Schedule 4.1.13, together with any and all subordination agreements, other agreements, documents, or instruments securing, evidencing, guarantying or otherwise executed and delivered in connection therewith.

4.1.14	Taxes.

Each of the Borrower and its Subsidiaries has filed all returns, reports and forms for Taxes that, to the knowledge of the Borrower, are required to be filed, and has paid all Taxes as shown on such returns or on any assessment received by it, to the extent that such Taxes have become due, unless and to the extent only that such Taxes, assessments and governmental charges are currently contested in good faith and by appropriate proceedings by the Borrower, such Taxes are not the subject of any Liens other than Permitted Liens, and adequate reserves therefore have been established as required under GAAP. All tax liabilities of the Borrower were as of the date of audited financial statements referred to in Section 4.1.11 (Financial Condition), and are now, adequately provided for on the books of the Borrower and its Subsidiaries, as appropriate. No tax liability has been asserted by the Internal Revenue Service or any state or local authority against the Borrower for Taxes in excess of those already paid.

4.1.15	ERISA.

With respect to any Plan that is maintained or contributed to by the Borrower and/or by any Commonly Controlled Entity or as to which the Borrower retains material liability: (a) no “accumulated funding deficiency” as defined in Code §412 or ERISA §302 has occurred, whether or not that accumulated funding deficiency has been waived; (b) no Reportable Event has occurred other than events for which reporting has been waived; (c) no termination of any plan subject to Title IV of ERISA has occurred; (d) neither the Borrower nor any Commonly Controlled Entity has incurred a “complete withdrawal” within the meaning of ERISA §4203 from any Multi-employer Plan; (e) neither the Borrower nor any Commonly Controlled Entity has incurred a “partial withdrawal” within the meaning of ERISA §4205 with respect to any Multi-employer Plan; (f) no Multi-employer Plan to which the Borrower or any Commonly Controlled Entity has an obligation to contribute is in “reorganization” within the meaning of ERISA §4241 nor has notice been received by the Borrower or any Commonly Controlled Entity that such a Multi-employer Plan will be placed in “reorganization”.

4.1.16	Title to Properties.

The Borrower has good and marketable title to all of its properties, including, without limitation, the Collateral and the properties and assets reflected in the balance sheets described in Section 4.1.11 (Financial Condition). The Borrower has legal, enforceable and uncontested rights to use freely such property and assets.

4.1.17	Patents, Trademarks, Etc.

The Borrower owns, possesses, or has the right to use all necessary Patents, licenses, Trademarks, Copyrights, permits and franchises to own its properties and to conduct its business as now conducted, without known conflict with the rights of any other Person. Any and all obligations to pay royalties or other charges with respect to such properties and assets are properly reflected on the financial statements described in Section 4.1.11 (Financial Condition).

4.1.18	Presence of Hazardous Materials or Hazardous Materials Contamination.

Except as previously disclosed to the Lender, to the best of the Borrower’s knowledge, (a) no Hazardous Materials are located on any real property owned, controlled or operated by of the Borrower or for which the Borrower is, or is claimed to be, responsible, except for reasonable quantities of necessary supplies for use by the Borrower in the ordinary course of its current line of business and stored, used and disposed in accordance with applicable Laws; and (b) no property owned, controlled or operated by the Borrower or for which the Borrower has, or is claimed to have, responsibility has ever been used as a manufacturing, storage, or dump site for Hazardous Materials nor is affected by Hazardous Materials Contamination at any other property.

4.1.19	Perfection and Priority of Collateral.

The Lender has, or upon execution and recording of this Agreement and the Security Documents will have, and will continue to have as security for the Obligations, a valid and perfected Lien on and security interest in all Collateral, free of all other Liens, claims and rights of third parties whatsoever except Permitted Liens, including, without limitation, those described on Schedule 4.1.19 attached hereto and made a part hereof.

4.1.20	No Suspension or Debarment.

Neither the Borrower nor any Affiliate nor any of their respective directors, officers or employees has received any notice of, or information concerning, any proposed, contemplated or initiated suspension or debarment, be it temporary or permanent, due to an administrative or a statutory basis, of the Borrower or any Affiliate by any Governmental Authority. The Borrower and each Affiliate further warrants and represents that neither the Borrower nor any Affiliate has defaulted under any Government Contract which default would be a basis of terminating such Government Contract.

4.1.21	Collateral Disclosure List.

The information contained in the Collateral Disclosure List is complete and correct. The Collateral Disclosure List completely and accurately identifies (a) the type of entity, the state of organization and the chief executive office of the Borrower, (b) each other place of business of the Borrower, (c) the location of all books and records pertaining to the Collateral, and (d) each location, other than the foregoing, where any of the Collateral is located.

4.1.22	Business Names and Addresses.

In the five (5) years preceding the date hereof, the Borrower has not changed its name, identity or corporate structure, has not conducted business under any name other than its current name, and has not conducted its business in any jurisdiction other than those disclosed on the Collateral Disclosure List with the exception of Coherent Systems International LLC whose changes of name and business address were disclosed to the Lender.

4.1.23	Equipment.

All Equipment is personalty and is not and will not be affixed to real estate in such manner as to become a fixture or part of such real estate. No equipment is held by the Borrower on a sale on approval basis.

4.1.24	Accounts.

With respect to all Accounts and to the best of the Borrower’s knowledge (a) they are genuine, and in all respects what they purport to be, and are not evidenced by a judgment, an Instrument, or Chattel Paper (unless such judgment has been assigned and such Instrument or Chattel Paper has been endorsed and delivered to the Lender); (b) they represent bona fide transactions completed in accordance with the terms and provisions contained in the invoices, purchase orders and other contracts relating thereto, and the underlying transaction therefore is in accordance with all applicable Laws; (c) the amounts shown on the Borrower’s books and records, with respect thereto are actually and absolutely owing to the Borrower and are not contingent or subject to reduction for any reason other than regular discounts, credits or adjustments allowed by the Borrower in the ordinary course of its business; (d) no payments have been or shall be made thereon except payments turned over to the Lender by the Borrower; (e) all Account Debtors thereon have the capacity to contract; and (f) the services furnished giving rise thereto are not subject to any Liens except the security interest granted to the Lender by this Agreement and Permitted Liens.

Section 4.2 Survival; Updates of Representations and Warranties.

All representations and warranties contained in or made under or in connection with this Agreement and the other Financing Documents shall survive the Closing Date, the making of any advance under the Loan and extension of credit made hereunder, and the incurring of any other Obligations and shall be deemed to have been made at the time of each request for, and again at the time of the making of, each advance under the Loan or the issuance of each Letter of Credit, except that the representations and warranties which relate to the financial statements which are referred to in Section 4.1.11 (Financial Condition), shall also be deemed to cover financial statements furnished from time to time to the Lender pursuant to Section 6.1.1 (Financial Statements).

ARTICLE V
CONDITIONS PRECEDENT

Section 5.1 Conditions to the Initial Advance and Initial Letter of Credit.

The making of the initial advance under the Loan and the issuance of the initial Letter of Credit is subject to the fulfillment on or before the Closing Date of the following conditions precedent in a manner satisfactory in form and substance to the Lender and its counsel:

5.1.1	Organizational Documents — Borrower.

The Lender shall have received:

(a) a certificate of good standing for the Borrower certified by the Secretary of State, or other appropriate Governmental Authority, of the state of incorporation for the Borrower;

(b) a certificate of qualification to do business for the Borrower certified by the Secretary of State or other Governmental Authority of each state in which the Borrower conducts business;

(c) a certificate dated as of the Closing Date by the Secretary or an Assistant Secretary of the Borrower covering:

(i) true and complete copies of the Borrower’s corporate charter, bylaws, and all amendments thereto;

(ii) true and complete copies of the resolutions of its Board of Directors authorizing (i) the execution, delivery and performance of the Financing Documents to which the Borrower is a party, (ii) the borrowings by the Borrower hereunder, (iii) the granting of the Liens contemplated by this Agreement and the Financing Documents to which the Borrower is a party;

(iii) the incumbency, authority and signatures of the officers of the Borrower authorized to sign this Agreement and the other Financing Documents to which the Borrower is a party; and

(iv) the identity of the Borrower’s current directors.

5.1.2	Opinion of Borrower’s Counsel.

The Lender shall have received the favorable opinion of counsel for the Borrower addressed to the Lender.

5.1.3	Consents, Licenses, Approvals, Etc.

The Lender shall have received copies of all consents, licenses and approvals, required in connection with the execution, delivery, performance, validity and enforceability of the Financing Documents, and such consents, licenses and approvals shall be in full force and effect.

5.1.4	Notes.

The Lender shall have received the Revolving Credit Note, conforming to the requirements hereof and executed by a Responsible Officer of the Borrower and attested by a duly authorized representative of the Borrower.

5.1.5	Financing Documents and Collateral.

The Borrower shall have executed and delivered the Financing Documents to be executed by it, and shall have delivered original Chattel Paper, Instruments, Investment Property, and related Collateral and all opinions, title insurance, and other documents contemplated by ARTICLE III (The Collateral).

5.1.6	Other Financing Documents.

In addition to the Financing Documents to be delivered by the Borrower, the Lender shall have received the Financing Documents duly executed and delivered by Persons other than the Borrower.

5.1.7	Other Documents, Etc.

The Lender shall have received such other certificates, opinions, documents and instruments confirmatory of or otherwise relating to the transactions contemplated hereby as may have been reasonably requested by the Lender.

5.1.8	Payment of Fees.

The Lender shall have received payment of any Fees due on or before the Closing Date.

5.1.9	Collateral Disclosure List.

The Borrower shall have delivered the Collateral Disclosure List required under the provisions of Section 3.3 (Collateral Disclosure List) duly executed by a Responsible Officer of the Borrower.

5.1.10	Recordings and Filings.

The Borrower shall have: (a) executed and delivered all Financing Documents (including, without limitation, UCC-1 and UCC-3 statements) required to be filed, registered or recorded in order to create, in favor of the Lender, a perfected Lien in the Collateral (subject only to the Permitted Liens) in form and in sufficient number for filing, registration, and recording in each office in each jurisdiction in which such filings, registrations and recordations are required, and (b) delivered such evidence as the Lender deems satisfactory that all necessary filing fees and all recording and other similar fees, and all Taxes and other expenses related to such filings, registrations and recordings will be or have been paid in full.

5.1.11	Insurance Certificate.

The Lender shall have received an insurance certificate in accordance with the provisions of Section 6.1.8 (Insurance) and Section 6.1.18 (Insurance With Respect to Equipment).

5.1.12	Field Examination.

The Lender, at its option, shall have completed a field examination of the Borrower’s business, operations and income, the results of which field examination and audit shall be in all respects acceptable to the Lender in its sole and absolute discretion and shall include reference discussions with key customers and vendors.

Section 5.2 Conditions to all Extensions of Credit.

The making of all advances under the Loan and the issuance of all Letters of Credit is subject to the fulfillment of the following conditions precedent in a manner satisfactory in form and substance to the Lender and its counsel:

5.2.1	Compliance.

The Borrower shall have complied and shall then be in compliance with all terms, covenants, conditions and provisions of this Agreement and the other Financing Documents that are binding upon it.

5.2.2	Default.

There shall exist no Event of Default or Default hereunder.
5.2.3	Representations and Warranties.

The representations and warranties of the Borrower contained among the provisions of this Agreement shall be true and with the same effect as though such representations and warranties had been made at the time of the making of, and of the request for, each advance under the Loan or the issuance of each Letter of Credit, except that the representations and warranties which relate to financial statements which are referred to in Section 4.1.11 (Financial Condition), shall also be deemed to cover financial statements furnished from time to time to the Lender pursuant to Section 6.1.1 (Financial Statements).

5.2.4	Adverse Change.

No adverse change shall have occurred in the condition (financial or otherwise), operations or business of the Borrower that would, in the good faith judgment of the Lender, materially impair the ability of the Borrower to pay or perform any of the Obligations.

5.2.5	Legal Matters.

All legal documents incident to each advance under the Loan and each of the Letters of Credit shall be reasonably satisfactory to counsel for the Lender.

ARTICLE VI
COVENANTS OF THE BORROWER

Section 6.1 Affirmative Covenants.

So long as any of the Obligations or the Commitment shall be outstanding hereunder, the Borrower agrees with the Lender as follows:

6.1.1	Financial Statements.

The Borrower shall furnish to the Lender:

(a) Annual Statements and Certificates. The Borrower shall furnish to the Lender as soon as available, but in no event more than one hundred and twenty (120) days after the close of each fiscal year of the Borrower, (i) a copy of the annual audited consolidated financial statement in reasonable detail satisfactory to the Lender relating to the Borrower and its Subsidiaries, prepared in accordance with GAAP and examined and certified by independent certified public accountants satisfactory to the Lender, which financial statement shall include a consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year and consolidated and consolidating statements of income, cash flows and changes in shareholders equity of the and its Subsidiaries for such fiscal year, (ii) a Compliance Certificate, in substantially the form attached to this Agreement as EXHIBIT B, as may be amended by the Lender from time to time, containing a detailed computation of each financial covenant which is applicable for the period reported, a certification that no material change has occurred to the information contained in the Collateral Disclosure List (except as set forth in a schedule attached to the certification), and a cash flow projection report, each prepared by a Responsible Officer of the Borrower in a format acceptable to the Lender, and (iii) a management letter in the form prepared by the Borrower’s independent certified public accountants, if prepared by such accountants.

(b) Annual Opinion of Accountant. The Borrower shall furnish to the Lender as soon as available, but in no event more than one hundred and twenty (120) days after the close of the Borrower’s fiscal years, a letter or opinion of the accountant who examined and certified the annual financial statement relating to the Borrower and its Subsidiaries (i) stating whether anything in such accountant’s examination has revealed the occurrence of a Default or an Event of Default hereunder, and, if so, stating the facts with respect thereto and (ii) acknowledging that the Lender will rely on the statement and that the Borrower knows of the intended reliance by the Lender.

(c) Semi-Annual Statements and Certificates. The Borrower shall furnish to the Lender as soon as available, but in no event more than forty five (45) days after the close of the Borrower’s second and fourth fiscal quarters, consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as of the close of each such semi-annual period, consolidated and consolidating income, cash flows and changes in shareholders equity statements for such period and a Compliance Certificate, in substantially the form attached to this Agreement as EXHIBIT B, containing a detailed computation of each financial covenant which is applicable for the period reported, a certification that no change has occurred to the information contained in the Collateral Disclosure List (except as set forth on any schedule attached to the certification), each prepared by a Responsible Officer of the Borrower in a format acceptable to the Lender, all as prepared and certified by a Responsible Officer of the Borrower and accompanied by a certificate of that officer stating whether any event has occurred which constitutes a Default or an Event of Default hereunder, and, if so, stating the facts with respect thereto.

(d) Contract Backlog and A/R Aging Reports. The Borrower shall furnish to the Lender within sixty (60) days after the end of the preceding fiscal year, a contract backlog report and accounts receivable aging in form and substance acceptable to the Lender. A form of Backlog Report is attached hereto as EXHIBIT E and made a part hereof.

(e) Annual Budget and Projections. The Borrower shall furnish to the Lender as soon as available, but in no event later than sixty (60) days after the end of the preceding fiscal year, a projected income statement, on a quarterly basis for the current fiscal year.

(f) Additional Reports and Information. The Borrower shall furnish to the Lender promptly, such additional information, reports or statements as the Lender may from time to time reasonably request

6.1.2	Reports to SEC and to Stockholders.

The Borrower will furnish to the Lender, promptly upon the filing or making thereof, at least one (1) copy of all financial statements, reports, notices and proxy statements sent by the Borrower to its stockholders, and of all regular and other reports filed by the Borrower with any securities exchange or with the Securities and Exchange Commission.

6.1.3	Recordkeeping, Rights of Inspection, Audit, Etc.

(a) The Borrower shall, and shall cause each of its Subsidiaries to, maintain (a) a standard system of accounting in accordance with GAAP, and (b) proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its properties, business and activities.

(b) The Borrower shall, and shall cause each of its Subsidiaries to, permit Lender or its agents to enter upon the premises of the Borrower or any Subsidiaries at during normal business hours and other reasonable times and as often as the Lender may reasonably request for the purpose of conducting field examinations of the Collateral, as well as any and all records pertaining thereto, and at any time during the continuance of an Event of Default Lender may take possession of and remove any or all such records. Borrower agrees to reimburse Lender for the cost of periodic field examinations of the Collateral at such intervals as Lender may reasonably require. The field examinations may be performed by employees of Lender or by independent appraisers.

(c) The Borrower hereby irrevocably authorizes and directs all accountants and auditors employed by the Borrower and/or any of its Subsidiaries at any time prior to the repayment in full of the Obligations to exhibit and deliver to the Lender copies of any and all of the financial statements, trial balances, management letters, or other accounting records of any nature of the Borrower and/or any of its Subsidiaries in the accountant’s or auditor’s possession, and to disclose to the Lender any information they may have concerning the financial status and business operations of the Borrower and/or any of its Subsidiaries . Further, the Borrower hereby authorizes all Governmental Authorities to furnish to the Lender copies of reports or examinations relating to the Borrower and/or any of its Subsidiaries, whether made by the Borrower or otherwise.

(d) Any and all costs and expenses incurred by, or on behalf of, the Lender in connection with the conduct of any of the foregoing shall be part of the Enforcement Costs and shall be payable to the Lender upon demand. The Borrower acknowledges and agrees that such expenses may include, but shall not be limited to, any and all out-of-pocket costs and expenses of the Lender’s employees and agents in, and when, traveling to any of the Borrower’s facilities.

6.1.4	Existence.

The Borrower shall (a) maintain, and cause each of its Subsidiaries to maintain, its existence in good standing in the jurisdiction in which it is organized and in each other jurisdiction where it is required to register or qualify to do business if the failure to do so in such other jurisdiction might have a material adverse effect on the ability of the Borrower to perform the Obligations, on the conduct of the Borrower’s operations, on the Borrower’s financial condition, or on the value of, or the ability of the Lender to realize upon, the Collateral and (b) remain a Registered Organization under the laws of the jurisdiction stated in the Preamble of this Agreement.

6.1.5	Compliance with Laws.

The Borrower shall comply, and cause each of its Subsidiaries to comply, with all applicable Laws and observe the valid requirements of Governmental Authorities, the noncompliance with or the nonobservance of which might have a material adverse effect on the ability of the Borrower to perform the Obligations, the conduct of the Borrower’s operations, the Borrower’s financial condition, or the value of, or the ability of the Lender to realize upon, the Collateral.

6.1.6	Preservation of Properties.

The Borrower will, and will cause each of its Subsidiaries to, at all times (a) maintain, preserve, protect and keep its properties, whether owned or leased, in good operating condition, working order and repair (ordinary wear and tear excepted), and from time to time will make all proper repairs, maintenance, replacements, additions and improvements thereto needed to maintain such properties in good operating condition, working order and repair, and (b) do or cause to be done all things necessary to preserve and to keep in full force and effect its material franchises, leases of real and personal property, trade names, Patents, Trademarks, Copyrights and permits which are necessary for the orderly continuance of its business.

6.1.7	Line of Business.

The Borrower will continue to engage substantially only in the business of electronic systems manufacturer and integrator with associated related services.

6.1.8	Insurance.

The Borrower will, and will cause each of its Subsidiaries to, at all times maintain with A-or better rated insurance companies such insurance as is required by applicable Laws and such other insurance, all in such amounts not less than the Lender shall reasonably determine from time to time, of such types and against such risks, hazards, liabilities, casualties and contingencies as are usually insured against in the same geographic areas by business entities engaged in the same or similar business. Without limiting the generality of the foregoing, the Borrower will, and will cause each of its Subsidiaries to, keep adequately insured all of its property against loss or damage resulting from fire or other risks insured against by extended coverage and maintain public liability insurance against claims for personal injury, death or property damage occurring upon, in or about any properties occupied or controlled by it, or arising in any manner out of the businesses carried on by it. The Borrower shall deliver to the Lender on the Closing Date (and thereafter on each date there is a material change in the insurance coverage) a certificate of a Responsible Officer of the Borrower containing a detailed list of the insurance then in effect and stating the names of the insurance companies, the types, the amounts and rates of the insurance, dates of the expiration thereof and the properties and risks covered thereby. Within thirty (30) days after notice in writing from the Lender, the Borrower will obtain such additional insurance as the Lender may reasonably request.

6.1.9	Taxes.

Except to the extent that the validity or amount thereof is being contested in good faith and by appropriate proceedings, the Borrower will, and will cause each of its Subsidiaries to, pay and discharge all Taxes prior to the date when any interest or penalty would accrue for the nonpayment thereof. The Borrower shall furnish to the Lender at such times as the Lender may require proof satisfactory to the Lender of the making of payments or deposits required by applicable Laws including, without limitation, payments or deposits with respect to amounts withheld by the Borrower from wages and salaries of employees and amounts contributed by the Borrower on account of federal and other income or wage taxes and amounts due under the Federal Insurance Contributions Act, as amended.

6.1.10	ERISA.

The Borrower will, and will cause each of its Commonly Controlled Entities to, comply with the funding requirements of ERISA with respect to Plans for its respective employees. The Borrower will not permit with respect to any Plan (a) any prohibited transaction or transactions under ERISA or the Internal Revenue Code, which results, or may result, in any material liability of the Borrower, or (b) any Reportable Event if, upon termination of the plan or plans with respect to which one or more such Reportable Events shall have occurred, there is or would be any material liability of the Borrower to the PBGC. Upon the Lender’s request, the Borrower will deliver to the Lender a copy of the most recent actuarial report, financial statements and annual report completed with respect to any Plan.

6.1.11	Notification of Events of Default and Adverse Developments.

The Borrower shall promptly notify the Lender upon obtaining knowledge of the occurrence of:

(a) any Event of Default;

(b) any Default;

(c) any litigation instituted or threatened against the Borrower or its Subsidiaries and of the entry of any judgment or Lien (other than any Permitted Liens) against any of the assets or properties of the Borrower or any Subsidiary where the claims against the Borrower or any Subsidiary exceed Five Hundred Thousand Dollars ($500,000) and are not covered by insurance;

(d) any guaranty or other actual or potential contingent liability where the claims against the Borrower or any Subsidiary exceed Five Hundred Thousand Dollars ($500,000) and are not covered by insurance;

(e) any event, development or circumstance whereby the financial statements furnished hereunder fail in any material respect to present fairly, in accordance with GAAP, the financial condition and operational results of the Borrower;

(f) any judicial, administrative or arbitral proceeding pending against the Borrower or any of its Subsidiaries and any judicial or administrative proceeding known by the Borrower or any of its Subsidiaries to be threatened against it which, if adversely decided, could materially adversely affect its financial condition or operations (present or prospective);

(g) the receipt by the Borrower or any of its Subsidiaries of any notice, claim or demand from any Governmental Authority which alleges that the Borrower or any of its Subsidiaries is in violation of any of the terms of, or has failed to comply with any applicable Laws regulating its operation and business, including, but not limited to, the Occupational Safety and Health Act and the Environmental Protection Act; and

(h) any other development in the business or affairs of the Borrower or any of its Subsidiaries that may be materially adverse;

in each case describing in detail satisfactory to the Lender the nature thereof and the action the Borrower proposes to take with respect thereto.

6.1.12	Government Contracts.

The Borrower shall immediately notify the Lender of the execution of any Government Contract with a contract value equal to or greater than Five Million Dollars ($5,000,000) and shall, if requested by the Lender, in accordance with Section 3.2 (Grant of Liens) execute any instruments and take any steps in order that all moneys due and to become due under such Government Contracts shall be assigned to the Lender and notice thereof given to the Government under the Federal Assignment of Claims Act of 1940 (31 U.S.C. §3727 and 41 U.S.C. §15) or any other similar applicable law. On the Lender’s request the Borrower shall assign such other Government Contracts as the Lender requires in the exercise of its reasonable discretion.

6.1.13	Hazardous Materials; Contamination.

The Borrower agrees to:

(a) give notice to the Lender immediately upon the Borrower’s acquiring knowledge of the presence of any Hazardous Materials and of any Hazardous Materials Contamination on any property owned or controlled by the Borrower or for which the Borrower is, or is claimed to be, responsible (provided that such notice shall not be required for Hazardous Materials placed or stored on such property in accordance with applicable Laws in the ordinary course (including, without limitation, quantity) of the Borrower’s line of business expressly described in this Agreement) or of any Hazardous Materials Contamination, with a full description thereof;

(b) promptly comply with any Laws requiring the removal, treatment or disposal of Hazardous Materials or Hazardous Materials Contamination and provide the Lender with satisfactory evidence of such compliance;

(c) provide the Lender, within thirty (30) days after a demand by the Lender, with a bond, letter of credit or similar financial assurance evidencing to the Lender’s satisfaction that the necessary funds are available to pay the cost of removing, treating, and disposing of such Hazardous Materials or Hazardous Materials Contamination and discharging any Lien which may be established as a result thereof on any property owned or controlled by the Borrower or for which the Borrower is, or is claimed to be, responsible; and

(d) as part of the Obligations, defend, indemnify and hold harmless the Lender and its agents, employees, trustees, successors and assigns from any and all claims which may now or in the future (whether before or after the termination of this Agreement) be asserted as a result of the presence of any Hazardous Materials or any Hazardous Materials Contamination on any property owned or controlled by the Borrower or for which the Borrower is, or is claimed to be, responsible. The Borrower acknowledges and agrees that this indemnification shall survive the termination of this Agreement and the Commitment and the payment and performance of all of the other Obligations.

6.1.14	Disclosure of Significant Transactions.

The Borrower shall deliver to the Lender a written notice describing in detail each transaction by it involving the purchase, sale, lease, or other acquisition or loss or casualty to or disposition of an interest in Fixed or Capital Assets which exceeds One Million Dollars ($1,000,000.00), said notices to be delivered to the Lender within thirty (30) days of the occurrence of each such transaction.

6.1.15	Financial Covenants.

(a) The Borrower will maintain, on a consolidated basis and tested as of the last day of each of the Borrower’s fiscal quarters for the four (4) quarter period ending on that date, a ratio of Funded Debt to EBITDA (the “Funded Debt to EBITDA Ratio”) equal to not more than 1.50 to 1.00; provided, however, that at all times the Lender is receiving all financial statements required pursuant to Section 6.1.1 hereof when due pursuant to Section 6.1.1 hereof and no Event of Default has occurred and is continuing, the Funded Debt to EBITDA Ratio shall only be tested as of the last day of the Borrower’s second and fourth fiscal quarters.

6.1.16	Collection of Receivables.

Until such time that the Lender shall notify the Borrower of the revocation of such privilege, the Borrower shall at its own expense have the privilege for the account of, and in trust for, the Lender of collecting its Receivables and receiving in respect thereto all Items of Payment and shall otherwise completely service all of the Receivables including (a) the billing, posting and maintaining of complete records applicable thereto, (b) the taking of such action with respect to the Receivables as the Lender may request or in the absence of such request, as the Borrower may deem advisable; and (c) the granting, in the ordinary course of business, to any Account Debtor, any rebate, refund or adjustment to which the Account Debtor may be lawfully entitled, and may accept, in connection therewith, the return of goods, the sale or lease of which shall have given rise to a Receivable and may take such other actions relating to the settling of any Account Debtor’s claim as may be commercially reasonable. The Lender may, at its option, at any time or from time to time after and during the continuance of an Event of Default hereunder, revoke the collection privilege given in this Agreement to the Borrower by either giving notice of its assignment of, and lien on the Collateral to the Account Debtors or giving notice of such revocation to the Borrower. The Lender shall not have any duty to, and the Borrower hereby releases the Lender from all claims of loss or damage caused by the delay or failure to collect or enforce any of the Receivables or to preserve any rights against any other party with an interest in the Collateral. The Lender shall be entitled at any time and from time to time to confirm and verify Receivables.

6.1.17	Assignments of Receivables.

The Borrower will promptly, upon request, execute and deliver to the Lender written assignments, in form and content acceptable to the Lender, of specific Receivables or groups of Receivables; provided, however, the Lien and/or security interest granted to the Lender under this Agreement shall not be limited in any way to or by the inclusion or exclusion of Receivables within such assignments. Receivables so assigned shall secure payment of the Obligations and are not sold to the Lender whether or not any assignment thereof, which is separate from this Agreement, is in form absolute. The Borrower agrees that neither any assignment to the Lender nor any other provision contained in this Agreement or any of the other Financing Documents shall impose on the Lender any obligation or liability of the Borrower with respect to that which is assigned and the Borrower hereby agrees to indemnify the Lender and hold the Lender harmless from any and all claims, actions, suits, losses, damages, costs, expenses, fees, obligations and liabilities which may be incurred by or imposed upon the Lender by virtue of the assignment of and Lien on the Borrower’s rights, title and interest in, to, and under the Collateral.

6.1.18	Insurance With Respect to Equipment.

The Borrower will (a) maintain hazard insurance with fire and extended coverage and naming the Lender as an additional insured with loss payable to the Lender as its respective interest may appear on the Equipment in an amount at least equal to the lesser amount of the outstanding principal amount of the Obligations or the fair market value of the Equipment (but in any event sufficient to avoid any co-insurance obligations) and with a specific endorsement to each such insurance policy pursuant to which the insurer agrees to give the Lender at least thirty (30) days written notice before any alteration or termination of such insurance policy and that no act or default of the Borrower shall affect the right of the Lender to recover under such policy in the event of loss or damage; (b) file with the Lender, upon its request, a detailed list of the insurance then in effect and stating the names of the insurance companies, the amounts and rates of the insurance, dates of the expiration thereof and the properties and risks covered thereby; and (c) within thirty (30) days after notice in writing from the Lender, obtain such additional insurance as the Lender may reasonably request.

6.1.19	Maintenance of the Collateral.

The Borrower will maintain the Collateral in good working order, saving and excepting ordinary wear and tear, and will not permit anything to be done to the Collateral which may materially impair the value thereof. The Lender, or an agent designated by the Lender, shall be permitted to enter the premises of the Borrower and examine, audit and inspect the Collateral at any reasonable time and from time to time without notice. The Lender agrees to act in a commercially reasonable manner when inspecting the premises of the Borrower and when examining, auditing and/or inspecting the Collateral. The Lender shall not have any duty to, and the Borrower hereby releases the Lender from all claims of loss or damage caused by the delay or failure to collect or enforce any of the Receivables or to, preserve any rights against any other party with an interest in the Collateral.

6.1.20	Equipment.

The Borrower shall (a) maintain all Equipment as personalty, (b) not affix any Equipment to any real estate in such manner as to become a fixture or part of such real estate, and (c) shall hold no Equipment on a sale on approval basis. The Borrower hereby declares its intent that, notwithstanding the means of attachment, no goods of the Borrower hereafter attached to any realty shall be deemed a fixture, which declaration shall be irrevocable, without the Lender’s consent, until all of the Obligations have been paid in full and all of the Commitments and Letters of Credit have been terminated.

6.1.21	Defense of Title and Further Assurances.

At its expense the Borrower will defend the title to the Collateral (and any part thereof), and will immediately execute, acknowledge and deliver any renewal, affidavit, deed, assignment, security agreement, certificate or other document which the Lender may require in order to perfect, preserve, maintain, continue, protect and/or extend the Lien granted to the Lender under this Agreement or under any of the other Financing Documents and the first priority of that Lien subject only to the Permitted Liens. The Borrower hereby authorizes the filing of any financing statement or continuation statement required under the Uniform Commercial Code. The Borrower will from time to time do whatever the Lender may require by way of obtaining, executing, delivering, and/or filing landlords’, mortgagees’ or bailees’ waivers, notices of assignment and other notices and amendments and renewals thereof and the Borrower will take any and all steps and observe such formalities as the Lender may require, in order to create and maintain a valid Lien upon, pledge of, or paramount security interest in, the Collateral, subject to the Permitted Liens. The Borrower shall pay to the Lender on demand all taxes, costs and expenses incurred by the Lender in connection with the preparation, execution, recording and filing of any such document or instrument. To the extent that the proceeds of any of the Accounts or Receivables of the Borrower are expected to become subject to the control of, or in the possession of, a party other than the Borrower or the Lender, the Borrower shall cause all such parties to execute and deliver on the Closing Date security documents or other documents as requested by the Lender and as may be necessary to evidence and/or perfect the security interest of the Lender in those proceeds. The Borrower hereby irrevocably appoints the Lender as the Borrower’s attorney-in-fact, with power of substitution, in the name of the Lender or in the name of the Borrower or otherwise, for the use and benefit of the Lender, but at the cost and expense of the Borrower and without notice to the Borrower, to execute and deliver any and all of the instruments and other documents and take any action which the Lender may require pursuant the foregoing provisions of this Section.

6.1.22	Business Names; Locations.

The Borrower will notify the Lender not less than thirty (30) days prior to (a) any change in the name under which the Borrower conducts its business, (b) any change of the location of the chief executive office of the Borrower, (c) the opening of any new place of business or the closing of any existing place of business, and (d) any change in the location of the places where the Collateral, or any part thereof, or the books and records, or any part thereof, are kept.

6.1.23	Use of Premises and Equipment.

The Borrower agrees that until the Obligations are fully paid and the Commitment and the Letters of Credit have been terminated or have expired, the Lender (a) after and during the continuance of an Event of Default, may use any of the Borrower’s owned or leased lifts, hoists, trucks and other facilities or equipment for handling or removing the Collateral; and (b) shall have, and is hereby granted, a right of ingress and egress to the places where the Collateral is located, and may proceed over and through any of the Borrower’s owned or leased property.

6.1.24	Protection of Collateral.

The Borrower agrees that the Lender may at any time following an Event of Default take such steps as the Lender deems reasonably necessary to protect the Lender’s interest in, and to preserve the Collateral, including, the hiring of such security guards or the placing of other security protection measures as the Lender deems appropriate, may employ and maintain at any of the Borrower’s premises a custodian who shall have full authority to do all acts necessary to protect the Lender’s interests in the Collateral and may lease warehouse facilities to which the Lender may move all or any part of the Collateral to the extent commercially reasonable. The Borrower agrees to cooperate fully with the Lender’s efforts to preserve the Collateral and will take such actions to preserve the Collateral as the Lender may reasonably direct. All of the Lender’s expenses of preserving the Collateral, including any reasonable expenses relating to the compensation and bonding of a custodian, shall be part of the Enforcement Costs.

6.1.25	Primary Banking Relationship.

As a material inducement to the Lender to enter into this Agreement, the Borrower agrees to maintain their primary operating accounts with the Lender. The Borrower understands that the failure to maintain their primary operating accounts with the Lender may result in an adjustment of the Applicable Margin or Fees applicable to the Obligations in order for the Lender to maintain the rate of return on the Obligations contemplated with such accounts maintained with the Lender.

Section 6.2 Negative Covenants.

So long as any of the Obligations or the Commitment shall be outstanding hereunder, the Borrower agrees with the Lender as follows:

6.2.1	Capital Structure, Merger, Acquisition or Sale of Assets.

Except with respect to an Authorized Acquisition, the Borrower will not, without the prior written consent of the Lender, alter or amend its capital structure, authorize any additional class of equity, enter into any merger or consolidation or amalgamation, windup or dissolve itself (or suffer any liquidation or dissolution) or acquire all or substantially all the assets of any Person, or sell, lease or otherwise dispose of any of its assets if the value of such transaction exceeds $1,000,000. Any consent of the Lender to the disposition of any assets may be conditioned on a specified use of the proceeds of disposition. As used herein, an “Authorized Acquisition” means any acquisition by the Borrower which complies with the acquisition criteria set forth on EXHIBIT G hereto.

6.2.2	Subsidiaries.

Unless the Subsidiary executes an Additional Borrower Joinder Supplement in the form of EXHIBIT D, the Borrower will not create or acquire any Subsidiaries other than the Subsidiaries identified on the Collateral Disclosure List.

6.2.3	Purchase or Redemption of Securities, Dividend Restrictions.

The Borrower will not purchase, redeem or otherwise acquire any shares of its capital stock or warrants now or hereafter outstanding, declare or pay any dividends thereon (other than stock dividends), apply any of its property or assets to the purchase, redemption or other retirement of, set apart any sum for the payment of any dividends on, or for the purchase, redemption, or other retirement of, make any distribution by reduction of capital or otherwise in respect of, any shares of any class of capital stock of the Borrower, or any warrants, permit any Subsidiary to purchase or acquire any shares of any class of capital stock of, or warrants issued by, the Borrower, make any distribution to stockholders or set aside any funds for any such purpose, and not prepay, purchase or redeem any Funded Debt other than the Obligations; provided, however that the Borrower may repurchase stock pursuant to stock repurchase agreements so long as (a) a Default has not occurred and is continuing at the time of such repurchase nor would exist after giving effect to such repurchase, and (b) such repurchases in the aggregate do not exceed Five Million Dollars ($5,000,000) in any fiscal year.

6.2.4	Indebtedness.

The Borrower will not create, incur, assume or suffer to exist any Funded Debt, except:

(a) the Obligations;

(b) current accounts payable arising in the ordinary course;

(c) Indebtedness secured by Permitted Liens;

(d) With the prior written consent of the Lender in each case, Subordinated Indebtedness;

(e) Indebtedness of the Borrower existing on the date hereof and reflected on the financial statements furnished pursuant to Section 4.1.11 (Financial Condition); and

(f) Capitalized Leases less than Five Hundred Thousand Dollars ($500,000) in the aggregate at any time.

6.2.5	Investments, Loans and Other Transactions.

Except as otherwise provided in this Agreement, the Borrower will not (a) make, assume, acquire or continue to hold any investment in any real property (unless used in connection with its business and treated as a Fixed or Capital Asset of the Borrower) or any Person, whether by stock purchase, capital contribution, acquisition of indebtedness of such Person or otherwise (including, without limitation, investments in any joint venture or partnership), (b) guaranty or otherwise become contingently liable for the indebtedness or obligations of any Person, (c) make any loans or advances, or otherwise extend credit to any Person except in the ordinary course of business or (d) pay any bonuses, fees compensation, commissions, salaries, drawing account or other payments, whether direct or indirect, to any stockholders of the Borrower, or any Affiliate of the Borrower, other than reasonable compensation for actual services rendered by stockholders in their capacity as officers, members of the Board of Directors or employees of the Borrower, except:

(a) any advance to an officer of the Borrower for travel or other business expenses in the ordinary course of business;

(b) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

(c) any investment in Cash Equivalents, which are pledged to the Lender as collateral and security for the Obligations; and

(d) trade credit extended to customers in the ordinary course of business.

6.2.6	Operating Lease Obligations.

The Borrower will not incur or permit to exist any Lease Obligations except Capital Leases expressly permitted by this Agreement, if the aggregate amount of all such Lease Obligations would at any time exceed Ten Million Dollars ($10,000,000) during any fiscal year of the Borrower.

6.2.7	Subordinated Indebtedness.

The Borrower will not make:

(a) any payment of principal of, or interest on, any of the Subordinated Indebtedness, including, without limitation, the Subordinated Debt, if a Default or an Event of Default then exists hereunder or would result from such payment;

(b) any payment of the principal or interest due on the Subordinated Indebtedness as a result of acceleration thereunder or a mandatory prepayment thereunder;

(c) any amendment or modification of or supplement to the documents evidencing or securing the Subordinated Indebtedness; or

(d) payment of principal or interest on the Subordinated Indebtedness other than when due (without giving effect to any acceleration of maturity or mandatory prepayment).

6.2.8	Liens; Confessed Judgment.

The Borrower agrees that it (a) will not create, incur, assume or suffer to exist any Lien upon any of its properties or assets, whether now owned or hereafter acquired, except for Liens securing the Obligations and Permitted Liens, (b) will not agree to, assume or suffer to exist any provision in any instrument or other document for confession of judgment, cognovit or other similar right or remedy, (c) will not allow or suffer to exist any Permitted Liens to be superior to Liens securing the Obligations, (d) will not enter into any contracts for the consignment of goods to the Borrower, (e) will not execute or suffer the filing of any financing statements or the posting of any signs giving notice of consignments to the Borrower, (f) will not, as a material part of its business, engage in the sale of goods belonging to others, and (g) will not allow or suffer to exist the failure of any Lien described in the Security Documents to attach to, and/or remain at all times perfected on, any of the property described in the Security Documents.

6.2.9	Transactions with Affiliates.

The Borrower and its Subsidiaries will not enter into or participate in any transaction with any Affiliate or, except in the ordinary course of business, with the officers, directors, employees and other representatives of the Borrower and/or any Subsidiary.

6.2.10	Other Businesses.

The Borrower and its Subsidiaries will not engage directly or indirectly in any business other than its current line of business described elsewhere in this Agreement.

6.2.11	ERISA Compliance.

Neither the Borrower nor any Commonly Controlled Entity shall: (a) engage in or permit any “prohibited transaction” (as defined in ERISA); (b) cause any “accumulated funding deficiency” as defined in ERISA and/or the Internal Revenue Code; (c) terminate any pension plan in a manner which could result in the imposition of a lien on the property of the Borrower pursuant to ERISA; (d) terminate or consent to the termination of any Multi-employer Plan; or (e) incur a complete or partial withdrawal with respect to any Multi-employer Plan.

6.2.12	Prohibition on Hazardous Materials.

The Borrower shall not place, manufacture or store or permit to be placed, manufactured or stored any Hazardous Materials on any property owned, operated or controlled by the Borrower or for which the Borrower is responsible other than Hazardous Materials placed or stored on such property in accordance with applicable Laws in the ordinary course.

6.2.13	Method of Accounting; Fiscal Year.

(a) The Borrower shall not change the method of accounting employed in the preparation of any financial statements furnished to the Lender under the provisions of Section 6.1.1 (Financial Statements), unless required to conform to GAAP and on the condition that the Borrower’s accountants shall furnish such information as the Lender may request to reconcile the changes with the Borrower’s prior financial statements.

(b) The Borrower will not change its fiscal year from a year ending on September 30.

6.2.14	Compensation.

The Borrower shall not pay any bonuses, fees, compensation, commissions, salaries, drawing accounts, or other payments (cash and non-cash), whether direct or indirect, to any stockholders of the Borrower, or any Affiliate of the Borrower, other than reasonable compensation for actual services rendered by stockholders in their capacity as officers, members of the Board of Directors or employees of the Borrower.

6.2.15	Transfer of Collateral.

The Borrower will not transfer, or permit the transfer, to another location of any of the Collateral or the books and records related to any of the Collateral.

6.2.16	Sale and Leaseback.

The Borrower will not directly or indirectly enter into any arrangement to sell or transfer all or any substantial part of its fixed assets and thereupon or within one (1) year thereafter rent or lease the assets so sold or transferred.

6.2.17	Disposition of Collateral.

The Borrower will not sell, discount, allow credits or allowances, transfer, assign, extend the time for payment on, convey, lease, assign, transfer or otherwise dispose of the Collateral, except, prior to an Event of Default, dispositions expressly permitted elsewhere in this Agreement, and the sale of unnecessary or obsolete Equipment, but only if the proceeds of the sale of such Equipment are (a) used to purchase similar Equipment to replace the unnecessary or obsolete Equipment or (b) immediately turned over to the Lender for application to the Obligations.

6.2.18	Stock of Subsidiaries.

The Borrower will not sell or otherwise dispose of any shares of capital stock of any Subsidiary (except in connection with a merger or consolidation of a Wholly Owned Subsidiary into the Borrower or another Wholly Owned Subsidiary or with the dissolution of any Subsidiary) or permit any Subsidiary to issue any additional shares of its capital stock except pro rata to its stockholders.

ARTICLE VII
DEFAULT AND RIGHTS AND REMEDIES

Section 7.1 Events of Default.

The occurrence of any one or more of the following events shall constitute an “Event of Default” under the provisions of this Agreement:

7.1.1	Failure to Pay.

The failure of the Borrower to pay any of the Obligations as and when due and payable in accordance with the provisions of this Agreement, the Notes and/or any of the other Financing Documents.

7.1.2	Breach of Representations and Warranties.

Any representation or warranty made in this Agreement or in any report, statement, schedule, certificate, opinion (including any opinion of counsel for the Borrower), financial statement or other document furnished in connection with this Agreement, any of the other Financing Documents, or the Obligations, shall prove to have been false or misleading when made (or, if applicable, when reaffirmed) in any material respect.

7.1.3	Failure to Comply with Covenants.

The failure of the Borrower to perform, observe or comply with any covenant, condition or agreement contained in this Agreement.

7.1.4	Default Under Other Financing Documents or Obligations.

A default shall occur under any of the other Financing Documents or under any other Obligations, and such default is not cured within any applicable grace period provided therein.

7.1.5	Receiver; Bankruptcy.

The Borrower or any Subsidiary shall (a) apply for or consent to the appointment of a receiver, trustee or liquidator of itself or any of its property, (b) admit in writing its inability to pay its debts as they mature, (c) make a general assignment for the benefit of creditors, (d) be adjudicated a bankrupt or insolvent, (e) file a voluntary petition in bankruptcy or a petition or an answer seeking or consenting to reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, or take corporate action for the purposes of effecting any of the foregoing, (f) by any act indicate its consent to, approval of or acquiescence in any such proceeding or the appointment of any receiver of or trustee for any of its property, or suffer any such receivership, trusteeship or proceeding to continue undischarged for a period of sixty (60) days, or (g) by any act indicate its consent to, approval of or acquiescence in any order, judgment or decree by any court of competent jurisdiction or any Governmental Authority enjoining or otherwise prohibiting the operation of a material portion of the Borrower’s or any Subsidiary’s business or the use or disposition of a material portion of the Borrower’s or any Subsidiary’s assets.

7.1.6	Involuntary Bankruptcy, etc.

(a) An order for relief shall be entered in any involuntary case brought against the Borrower or any Subsidiary under the Bankruptcy Code, or (b) any such case shall be commenced against the Borrower or any Subsidiary and shall not be dismissed within sixty (60) days after the filing of the petition, or (c) an order, judgment or decree under any other Law is entered by any court of competent jurisdiction or by any other Governmental Authority on the application of a Governmental Authority or of a Person other than the Borrower or any Subsidiary (i) adjudicating the Borrower or any Subsidiary bankrupt or insolvent, or (ii) appointing a receiver, trustee or liquidator of the Borrower or of any Subsidiary, or of a material portion of the Borrower’s or any Subsidiary’s assets, or (iii) enjoining, prohibiting or otherwise limiting the operation of a material portion of the Borrower’s or any Subsidiary’s business or the use or disposition of a material portion of the Borrower’s or any Subsidiary’s assets, and such order, judgment or decree continues unstayed and in effect for a period of thirty (30) days from the date entered.

7.1.7	Judgment.

Unless adequately insured in the opinion of the Lender, the entry of a final judgment for the payment of money involving more than $250,000 against the Borrower, and the failure by the Borrower to discharge the same, or cause it to be discharged, within thirty (30) days from the date of the order, decree or process under which or pursuant to which such judgment was entered, or to secure a stay of execution pending appeal of such judgment.

7.1.8	Execution; Attachment.

Any execution or attachment shall be levied against the Collateral, or any part thereof, and such execution or attachment shall not be set aside, discharged or stayed within thirty (30) days after the same shall have been levied.

7.1.9	Default Under Other Borrowings.

Default shall be made with respect to any Funded Debt (other than the Loan) if the effect of such default is to accelerate the maturity of such Funded Debt or to permit the holder or obligee thereof or other party thereto to cause any such Funded Debt to become due prior to its stated maturity.

7.1.10	Challenge to Agreements.

The Borrower shall challenge the validity and binding effect of any provision of any of the Financing Documents or shall state its intention to make such a challenge of any of the Financing Documents or any of the Financing Documents shall for any reason (except to the extent permitted by its express terms) cease to be effective or to create a valid and perfected first priority Lien (except for Permitted Liens) on, or security interest in, any of the Collateral purported to be covered thereby.

7.1.11	Material Adverse Change.

The Lender in its reasonable discretion determines in good faith that a material adverse change has occurred in the financial condition of the Borrower.

7.1.12	Impairment of Position.

The Lender in its reasonable discretion determines in good faith that an event has occurred which impairs the prospect of payment of the Obligations and/or the value of the Collateral.

7.1.13	Collateral Inadequacy.

The determination in good faith by the Lender that the security for the Obligations is inadequate.

7.1.14	Change in Ownership.

Any change in control of the ownership of the Borrower. For purposes hereof, change in control of the ownership of the Borrower shall mean change of twenty percent (20%) or more of the aggregate of the ownership of the Borrower.

7.1.15	Contract Default, Debarment or Suspension.

Default shall be made under any Government Contract, or any Government Contract is terminated for default by any Governmental Authority for any reason whatsoever, or if the Borrower is debarred or suspended, whether temporarily or permanently, by any Governmental Authority.

7.1.16	Liquidation, Termination, Dissolution, Change in Management, etc.

The Borrower shall liquidate, dissolve or terminate its existence or shall suspend or terminate a substantial portion of its business operations or any change occurs in the management or control of the Borrower without the prior written consent of the Lender.

7.1.17	Advances to Subsidiaries.

The Borrower shall make any advance, loan, or extension of credit to or any payment on behalf of or guaranty any obligation of any Subsidiary in excess of $500,000 in the Aggregate without the Lender’s prior written consent.

7.1.18	Swap Default.

An event occurs which gives the Lender the right or option to terminate any Swap Contract which is secured by the Collateral.

Section 7.2 Remedies.

Upon the occurrence of any Default or Event of Default, the Lender may at any time thereafter exercise any one or more of the following rights, powers or remedies:

7.2.1	Acceleration.

The Lender may declare the Obligations to be immediately due and payable, notwithstanding anything contained in this Agreement or in any of the other Financing Documents to the contrary, without presentment, demand, protest, notice of protest or of dishonor, or other notice of any kind, all of which the Borrower hereby waives.

7.2.2	Further Advances.

The Lender may from time to time without notice to the Borrower suspend, terminate or limit any further loans or other extensions of credit under this Agreement and under any of the other Financing Documents. Further, upon the occurrence of an Event of Default or Default specified in Section 7.1.5 (Receiver; Bankruptcy) or Section 7.1.6 (Involuntary Bankruptcy, etc.), the Revolving Credit Commitment and any agreement in any of the Financing Documents to provide additional credit and/or to issue Letters of Credit shall immediately and automatically terminate and the unpaid principal amount of the Notes (with accrued interest thereon) and all other Obligations then outstanding, shall immediately become due and payable without further action of any kind and without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower.

7.2.3	Uniform Commercial Code.

The Lender shall have all of the rights and remedies of a secured party under the applicable Uniform Commercial Code and other applicable Laws. Upon demand by the Lender, the Borrower shall assemble the Collateral and make it available to the Lender, at a place designated by the Lender. The Lender or its agents may without notice from time to time enter upon the Borrower’s premises to take possession of the Collateral, to remove it, to render it unusable, to process it or otherwise prepare it for sale, or to sell or otherwise dispose of it.

Any written notice of the sale, disposition or other intended action by the Lender with respect to the Collateral which is sent by regular mail, postage prepaid, to the Borrower at the address set forth in Section 8.1 (Notices), or such other address of the Borrower which may from time to time be shown on the Lender’s records, at least ten (10) days prior to such sale, disposition or other action, shall constitute commercially reasonable notice to the Borrower. The Lender may alternatively or additionally give such notice in any other commercially reasonable manner. Nothing in this Agreement shall require the Lender to give any notice not required by applicable Laws.

If any consent, approval, or authorization of any state, municipal or other Governmental Authority or of any other Person or of any Person having any interest therein, should be necessary to effectuate any sale or other disposition of the Collateral, the Borrower agrees to execute all such applications and other instruments, and to take all other action, as may be required in connection with securing any such consent, approval or authorization.

The Borrower recognizes that the Lender may be unable to effect a public sale of all or a part of the Collateral consisting of Investment Property by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and other applicable Federal and state Laws. The Lender may, therefore, in its discretion, take such steps as it may deem appropriate to comply with such Laws and may, for example, at any sale of the Collateral consisting of securities restrict the prospective bidders or purchasers as to their number, nature of business and investment intention, including, without limitation, a requirement that the Persons making such purchases represent and agree to the satisfaction of the Lender that they are purchasing such securities for their account, for investment, and not with a view to the distribution or resale of any thereof. The Borrower covenants and agrees to do or cause to be done promptly all such acts and things as the Lender may request from time to time and as may be necessary to offer and/or sell the securities or any part thereof in a manner which is valid and binding and in conformance with all applicable Laws. Upon any such sale or disposition, the Lender shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral consisting of securities so sold.

7.2.4	Specific Rights With Regard to Collateral.

In addition to all other rights and remedies provided hereunder or as shall exist at law or in equity from time to time, the Lender may (but shall be under no obligation to), without notice to the Borrower, and the Borrower hereby irrevocably appoints the Lender as its attorney-in-fact, with power of substitution, in the name of the Lender and/or in the name of the Borrower or otherwise, for the use and benefit of the Lender, but at the cost and expense of the Borrower and without notice to the Borrower:

(a) request any Account Debtor obligated on any of the Accounts to make payments thereon directly to the Lender, with the Lender taking control of the Proceeds thereof;

(b) compromise, extend or renew any of the Collateral or deal with the same as it may deem advisable;

(c) make exchanges, substitutions or surrenders of all or any part of the Collateral;

(d) copy, transcribe, or remove from any place of business of the Borrower or any Subsidiary all books, records, ledger sheets, correspondence, invoices and documents, relating to or evidencing any of the Collateral or without cost or expense to the Lender, make such use of the Borrower’s or any Subsidiary’s place(s) of business as may be reasonably necessary to administer, control and collect the Collateral;

(e) demand, collect, receipt for and give renewals, extensions, discharges and releases of any of the Collateral;

(f) institute and prosecute legal and equitable proceedings to enforce collection of, or realize upon, any of the Collateral;

(g) settle, renew, extend, compromise, compound, exchange or adjust claims in respect of any of the Collateral or any legal proceedings brought in respect thereof;

(h) endorse or sign the name of the Borrower upon any Items of Payment, certificates of title, Instruments, Investment Property, stock powers, documents, documents of title, financing statements, assignments, notices or other writing relating to or part of the Collateral and on any proof of claim in bankruptcy against an Account Debtor;

(i) notify the Post Office authorities to change the address for the delivery of mail to the Borrower to such address or Post Office Box as the Lender may designate and receive and open all mail addressed to the Borrower; and

(j) take any other action necessary or beneficial to realize upon or dispose of the Collateral or to carry out the terms of this Agreement.

7.2.5	Application of Proceeds.

Any proceeds of sale or other disposition of the Collateral will be applied by the Lender to the payment first of any and all Enforcement Costs, and any balance of such proceeds will be applied to the Obligations in such order and manner as the Lender shall determine. If the sale or other disposition of the Collateral fails to fully satisfy the Obligations, the Borrower shall remain liable to the Lender for any deficiency.

7.2.6	Performance by Lender.

Upon the occurrence and continuation of an Event of Default, the Lender without notice to or demand upon the Borrower and without waiving or releasing any of the Obligations or any Default or Event of Default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of the Borrower, and may enter upon the premises of the Borrower for that purpose and take all such action thereon as the Lender may consider necessary or appropriate for such purpose and the Borrower hereby irrevocably appoints the Lender as its attorney-in-fact to do so, with power of substitution, in the name of the Lender or in the name of the Borrower or otherwise, for the use and benefit of the Lender, but at the cost and expense of the Borrower and without notice to the Borrower. All sums so paid or advanced by the Lender together with interest thereon from the date of payment, advance or incurring until paid in full at the Post-Default Rate and all costs and expenses, shall be deemed part of the Enforcement Costs, shall be paid by the Borrower to the Lender on demand, and shall constitute and become a part of the Obligations.

7.2.7	Other Remedies.

The Lender may from time to time proceed to protect or enforce its rights by an action or actions at law or in equity or by any other appropriate proceeding, whether for the specific performance of any of the covenants contained in this Agreement or in any of the other Financing Documents, or for an injunction against the violation of any of the terms of this Agreement or any of the other Financing Documents, or in aid of the exercise or execution of any right, remedy or power granted in this Agreement, the Financing Documents, and/or applicable Laws. The Lender is authorized to offset and apply to all or any part of the Obligations all moneys, credits and other property of any nature whatsoever of the Borrower now or at any time hereafter in the possession of, in transit to or from, under the control or custody of, or on deposit with, the Lender or any Affiliate of the Lender.

ARTICLE VIII
MISCELLANEOUS

Section 8.1 Notices.

All notices, requests and demands to or upon the parties to this Agreement shall be in writing and shall be deemed to have been given or made when delivered by hand on a Business Day, or two (2) days after the date when deposited in the mail, postage prepaid by registered or certified mail, return receipt requested, or when sent by overnight courier, on the Business Day next following the day on which the notice is delivered to such overnight courier, addressed as follows:

Borrower: Argon ST, Inc.

12701 Fair Lakes Circle, Suite 800
Fairfax, Virginia 22033-4907
Attention:	Joseph T. Houston
Lender:	Bank of America, N. A.

8300 Greensboro Drive
Mezzanine
McLean, Virginia 22102-3604
Attention:	Commercial Lending

By written notice, each party to this Agreement may change the address to which notice is given to that party, provided that such changed notice shall include a street address to which notices may be delivered by overnight courier in the ordinary course on any Business Day.

Section 8.2 Amendments; Waivers.

This Agreement and the other Financing Documents may not be amended, modified, or changed in any respect except by an agreement in writing signed by the Lender and the Borrower. No waiver of any provision of this Agreement or of any of the other Financing Documents, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing signed by the Lender. No course of dealing between the Borrower and the Lender and no act or failure to act from time to time on the part of the Lender shall constitute a waiver, amendment or modification of any provision of this Agreement or any of the other Financing Documents or any right or remedy under this Agreement, under any of the other Financing Documents or under applicable Laws.

Without implying any limitation on the foregoing:

(a) Any waiver or consent shall be effective only in the specific instance, for the terms and purpose for which given, subject to such conditions as the Lender may specify in any such instrument.

(b) No waiver of any Default or Event of Default shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereto.

(c) No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in the same, similar or other circumstance.

(d) No failure or delay by the Lender to insist upon the strict performance of any term, condition, covenant or agreement of this Agreement or of any of the other Financing Documents, or to exercise any right, power or remedy consequent upon a breach thereof, shall constitute a waiver, amendment or modification of any such term, condition, covenant or agreement or of any such breach or preclude the Lender from exercising any such right, power or remedy at any time or times.

(e) By accepting payment after the due date of any amount payable under this Agreement or under any of the other Financing Documents, the Lender shall not be deemed to waive the right either to require prompt payment when due of all other amounts payable under this Agreement or under any of the other Financing Documents, or to declare a default for failure to effect such prompt payment of any such other amount.

Section 8.3 Cumulative Remedies.

The rights, powers and remedies provided in this Agreement and in the other Financing Documents are cumulative, may be exercised concurrently or separately, may be exercised from time to time and in such order as the Lender shall determine, subject to the provisions of this Agreement, and are in addition to, and not exclusive of, rights, powers and remedies provided by existing or future applicable Laws. In order to entitle the Lender to exercise any remedy reserved to it in this Agreement, it shall not be necessary to give any notice, other than such notice as may be expressly required in this Agreement. Without limiting the generality of the foregoing and subject to the terms of this Agreement, the Lender may:

(a) proceed against the Borrower with or without proceeding against any other Person who may be liable (by endorsement, guaranty, indemnity or otherwise) for all or any part of the Obligations;

(b) proceed against the Borrower with or without proceeding under any of the other Financing Documents or against any Collateral or other collateral and security for all or any part of the Obligations;

(c) without reducing or impairing the obligation of the Borrower and without notice, release or compromise with any guarantor or other Person liable for all or any part of the Obligations under the Financing Documents or otherwise;

(i) without reducing or impairing the obligations of the Borrower and without notice thereof; fail to perfect the Lien in any or all Collateral or to release any or all the Collateral or to accept substitute Collateral;

(ii) approve the making of advances under the Revolving Loan under this Agreement;

(iii) waive any provision of this Agreement or the other Financing Documents;

(iv) exercise or fail to exercise rights of set-off or other rights; or

(d) accept partial payments or extend from time to time the maturity of all or any part of the Obligations.

Section 8.4 Severability.

In case one or more provisions, or part thereof, contained in this Agreement or in the other Financing Documents shall be invalid, illegal or unenforceable in any respect under any Law, then without need for any further agreement, notice or action:

(a) the validity, legality and enforceability of the remaining provisions shall remain effective and binding on the parties thereto and shall not be affected or impaired thereby;

(b) the obligation to be fulfilled shall be reduced to the limit of such validity;

(c) if such provision or part thereof pertains to repayment of the Obligations, then, at the sole and absolute discretion of the Lender, all of the Obligations of the Borrower to the Lender shall become immediately due and payable; and

(d) if the affected provision or part thereof does not pertain to repayment of the Obligations, but operates or would prospectively operate to invalidate this Agreement in whole or in part, then such provision or part thereof only shall be void, and the remainder of this Agreement shall remain operative and in full force and effect.

Section 8.5 Assignments by Lender.

The Lender may, without notice to or consent of the Borrower, assign to any Person (each an “Assignee” and collectively, the “Assignees”) all or a portion of the Lender’s Commitments. The Lender and its Assignee shall notify the Borrower in writing of the date on which the assignment is to be effective (the “Adjustment Date”). On or before the Adjustment Date, the Lender, the Borrower and the Assignee shall execute and deliver a written assignment agreement in a form acceptable to the Lender, which shall constitute an amendment to this Agreement to the extent necessary to reflect such assignment. Upon the request of the Lender following an assignment made in accordance with this Section 8.5, the Borrower shall issue new Notes to the Lender and its Assignee reflecting such assignment, in exchange for the existing Notes held by the Lender.

In addition, notwithstanding the foregoing, the Lender may at any time pledge all or any portion of the Lender’s rights under this Agreement, any of the Commitments or any of the Obligations to a Federal Reserve Bank.

Section 8.6 Participations by Lender.

The Lender may at any time sell to one or more financial institutions participating interests in any of the Lender’s Obligations or Commitments; provided, however, that (a) no such participation shall relieve the Lender from its obligations under this Agreement or under any of the other Financing Documents to which it is a party, (b) the Lender shall remain solely responsible for the performance of its obligations under this Agreement and under all of the other Financing Documents to which it is a party, and (c) the Borrower shall continue to deal solely and directly with the Lender in connection with the Lender’s rights and obligations under this Agreement and the other Financing Documents.

Section 8.7 Disclosure of Information by Lender.

In connection with any sale, transfer, assignment or participation by the Lender in accordance with Section 8.5 (Assignments by Lender) or Section 8.6 (Participations by Lender), the Lender shall have the right to disclose to any actual or potential purchaser, assignee, transferee or participant all financial records, information, reports, financial statements and documents obtained in connection with this Agreement and/or any of the other Financing Documents or otherwise.

Section 8.8 Successors and Assigns.

This Agreement and all other Financing Documents shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender.

Section 8.9 Continuing Agreements.

All covenants, agreements, representations and warranties made by the Borrower in this Agreement, in any of the other Financing Documents, and in any certificate delivered pursuant hereto or thereto shall survive the making by the Lender of the Loans, the issuance of Letters of Credit and the execution and delivery of the Notes, shall be binding upon the Borrower regardless of how long before or after the date hereof any of the Obligations were or are incurred, and shall continue in full force and effect so long as any of the Obligations are outstanding and unpaid. From time to time upon the Lender’s request, and as a condition of the release of any one or more of the Security Documents, the Borrower and other Persons obligated with respect to the Obligations shall provide the Lender with such acknowledgments and agreements as the Lender may require to the effect that there exists no defenses, rights of setoff or recoupment, claims, counterclaims, actions or causes of action of any kind or nature whatsoever against the Lender and/or any of its agents and others, or to the extent there are, the same are waived and released.

Section 8.10 Enforcement Costs.

The Borrower agrees to pay to the Lender on demand all Enforcement Costs, together with interest thereon from the date incurred or advanced until paid in full at a per annum rate of interest equal at all times to the Post-Default Rate. Enforcement Costs shall be immediately due and payable at the time advanced or incurred, whichever is earlier. Without implying any limitation on the foregoing, the Borrower agrees, as part of the Enforcement Costs, to pay upon demand any and all stamp and other Taxes and fees payable or determined to be payable in connection with the execution and delivery of this Agreement and the other Financing Documents and to save the Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay any Taxes or fees referred to in this Section. The provisions of this Section shall survive the execution and delivery of this Agreement, the repayment of the other Obligations and shall survive the termination of this Agreement.

Section 8.11	Applicable Law; Jurisdiction.

	8.11.1	Applicable Law.

The Borrower acknowledges and agrees that the Financing Documents, including, this Agreement, shall be governed by the Laws of the State, as if each of the Financing Documents and this Agreement had each been executed, delivered, administered and performed solely within the State even though for the convenience and at the request of the Borrower, one or more of the Financing Documents may be executed elsewhere. The Lender acknowledges, however, that remedies under certain of the Financing Documents that relate to property outside the State may be subject to the laws of the state in which the property is located.

8.11.2	Submission to Jurisdiction.

The Borrower irrevocably submits to the jurisdiction of any state or federal court sitting in the State over any suit, action or proceeding arising out of or relating to this Agreement or any of the other Financing Documents. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon the Borrower and may be enforced in any court in which the Borrower is subject to jurisdiction, by a suit upon such judgment, provided that service of process is effected upon the Borrower in one of the manners specified in this Section or as otherwise permitted by applicable Laws.

8.11.3	Appointment of Agent for Service of Process.

The Borrower hereby irrevocably designates and appoints CT Corporation Systems, Inc., 4701 Cox Road, Suite 301, Glen Allen, Virginia 23060, as the Borrower’s authorized agent to receive on the Borrower’s behalf service of any and all process that may be served in any suit, action or proceeding of the nature referred to in this Section in any state or federal court sitting in the State. If such agent shall cease so to act, the Borrower shall irrevocably designate and appoint without delay another such agent in the State satisfactory to the Lender and shall promptly deliver to the Lender evidence in writing of such other agent’s acceptance of such appointment and its agreement that such appointment shall be irrevocable.

8.11.4	Service of Process.

The Borrower hereby consents to process being served in any suit, action or proceeding of the nature referred to in this Section by (a) the mailing of a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to the Borrower at the Borrower’s address designated in or pursuant to Section 8.1 (Notices), and (b) serving a copy thereof upon the agent, if any, designated and appointed by the Borrower as the Borrower’s agent for service of process by or pursuant to this Section. The Borrower irrevocably agrees that such service (y) shall be deemed in every respect effective service of process upon the Borrower in any such suit, action or proceeding, and (z) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon the Borrower. Nothing in this Section shall affect the right of the Lender to serve process in any manner otherwise permitted by law or limit the right of the Lender otherwise to bring proceedings against the Borrower in the courts of any jurisdiction or jurisdictions.

Section 8.12 Duplicate Originals and Counterparts.

This Agreement may be executed in any number of duplicate originals or counterparts, each of such duplicate originals or counterparts shall be deemed to be an original and all taken together shall constitute but one and the same instrument.

Section 8.13 Headings.

The headings in this Agreement are included herein for convenience only, shall not constitute a part of this Agreement for any other purpose, and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

Section 8.14 No Agency.

Nothing herein contained shall be construed to constitute the Borrower as the agent of the Lender for any purpose whatsoever or to permit the Borrower to pledge any of the credit of the Lender. The Lender shall not be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof. The Lender shall not, by anything herein or in any of the Financing Documents or otherwise, assume any of the Borrower’s obligations under any contract or agreement assigned to the Lender, and the Lender shall not be responsible in any way for the performance by the Borrower of any of the terms and conditions thereof.

Section 8.15 Date of Payment.

Should the principal of or interest on the Notes become due and payable on other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and in the case of principal, interest shall be payable thereon at the rate per annum specified in the Notes during such extension.

Section 8.16 Entire Agreement.

This Agreement and the Exhibits and Financing Documents referenced herein are intended by the Lender and the Borrower to be a complete, exclusive and final expression of the agreements contained herein. Neither the Lender nor the Borrower shall hereafter have any rights under any prior agreements pertaining to the matters addressed by this Agreement but shall look solely to this Agreement for definition and determination of all of their respective rights, liabilities and responsibilities under this Agreement.

Section 8.17 Waiver of Trial by Jury.

THE BORROWER AND THE LENDER HEREBY JOINTLY AND SEVERALLY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH THE BORROWER AND THE LENDER MAY BE PARTIES, ARISING OUT OF OR IN ANY WAY PERTAINING TO (A) THIS AGREEMENT, (B) ANY OF THE FINANCING DOCUMENTS, OR (C) THE COLLATERAL. THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS AGREEMENT.

This waiver is knowingly, willingly and voluntarily made by the Borrower and the Lender, and the Borrower and the Lender hereby represent that no representations of fact or opinion have been made by any individual to induce this waiver of trial by jury or to in any way modify or nullify its effect. The Borrower and the Lender further represent that they have been represented in the signing of this Agreement and in the making of this waiver by independent legal counsel, selected of their own free will, and that they have had the opportunity to discuss this waiver with counsel.

Section 8.18 Liability of the Lender.

The Borrower hereby agrees that the Lender shall not be chargeable for any negligence, mistake, act or omission of any accountant, examiner, agency or attorney employed by the Lender in making examinations, investigations or collections, or otherwise in perfecting, maintaining, protecting or realizing upon any lien or security interest or any other interest in the Collateral or other security for the Obligations, except for gross negligence or willful misconduct.

By inspecting the Collateral or any other properties of the Borrower or by accepting or approving anything required to be observed, performed or fulfilled by the Borrower or to be given to the Lender pursuant to this Agreement or any of the other Financing Documents, the Lender shall not be deemed to have warranted or represented the condition, sufficiency, legality, effectiveness or legal effect of the same, and such acceptance or approval shall not constitute any warranty or representation with respect thereto by the Lender.

[Signature Page Follows.]

IN WITNESS WHEREOF, each of the parties hereto have executed and delivered this Agreement under their respective seals as of the day and year first written above.

WITNESS OR ATTEST:	ARGON ST, INC. formerly known as SensyTech, Inc.
By: (Seal) Name:
Title:
WITNESS OR ATTEST:	COHERENT SYSTEMS INTERNATIONAL, LLC
By: (Seal) Name:
Title:
WITNESS:	BANK OF AMERICA, N. A.
By: (Seal)

Jessica Tencza
Senior Vice President

EXHIBIT B

FINANCING AGREEMENT COMPLIANCE CERTIFICATE

THIS CERTIFICATE is made as of       , 201      , by ARGON ST, INC, a corporation organized under the laws of the State of Delaware (the “Borrower”), to BANK OF AMERICA, N. A., a national banking association (the “Lender”), pursuant to Section 6.1.1(      ) of the Third Amended and Restated Financing and Security Agreement dated as of January   , 2010, (as amended, modified, restated, substituted, extended and renewed at any time and from time to time, the “Financing Agreement”) by and between the Borrower and the Lender.

I,       , hereby certify that I am the        of the Borrower and am a Responsible Officer (as that term is defined in the Financing Agreement) authorized to certify to the Lender on behalf the Borrower as follows:

(a) This Certificate is given to induce the Lender to make advances to the Borrower under the Financing Agreement.

(b) This Certificate accompanies the        financial statements for the period ended      , 20       (the “Current Financials”) which the Borrower is furnishing to the Lender pursuant to Section (      ) of the Financing Agreement. The Current Financials have been prepared in accordance with GAAP (as that term is defined in the Financing Agreement).

(c) As required by Section (      ) of the Financing Agreement, I have set forth on Schedule 1 a detailed computation of each financial covenant in Financing Agreement and a cash flow projection report.

(d) No change has occurred to the information contained in the Collateral Disclosure List except as set forth on Schedule 2 to this Certificate. By way of example and not limitation, the Collateral Disclosure List, together with Schedule 2, contains a listing of all of the Borrower’s Patents, Trademarks, Copyrights (as those terms are defined in the Financing Agreement), all locations (owned, leased, warehouses or otherwise) where any Collateral (as that term is defined in the Financing Agreement) is located, all Subsidiaries (as that term is defined in the Financing Agreement).

(e) As of the date hereof, there exists no Default or Event of Default, as defined in the (Default and Rights and Remedies) of the Financing Agreement, nor any event which, upon notice or the lapse of time, or both, would constitute such an Event of Default.

(f) On the date hereof, the representations and warranties contained in Article 4 of the Financing Agreement are true with the same effect as though such representations and warranties had been made on the date hereof.

WITNESS my signature this        day of       , 201      .

ARGON ST, INC.

By:

Name:
Title

SCHEDULE 1

WORKSHEET

Funded Debt to EBITDA Argon ST, Inc.

Section 6.1.15 of Financing and Security Agreement — The Borrower will maintain, tested as of the last day of each of the Borrower’s fiscal quarters for the preceding four (4) fiscal quarters, a Funded Indebtedness to EBITDA Ratio of not more than 1.50 to 1.00.

Section 1.1 of Financing and Security Agreement — “Funded Debt,” means all outstanding liabilities for borrowed money and other interest-bearing liabilities, including current and long-term debt, issued letters of credit, Capitalized Leases and Subordinated Indebtedness.

Section 1.1 of Financing and Security Agreement — “EBITDA” means as to the Borrower for any period of determination thereof, the sum of (a) the net profit (or loss) determined in accordance with GAAP, plus (b) interest and taxes for such period, plus (c) depreciation and amortization of assets for such period.

Amounts in Thousands

Funded Debt

(i)	Debt for Borrowed money

(ii)	Debt evidenced by funds or notes and other similar instruments

(iii)	Letters of Credit

(iv)	Debt consisting of Capital Lease obligations

[v]	Subordinated Indebtedness

Funded Debt numerator =

		(a) PY Period / /	(b) FYE / /	(c) Current period / /	[(b)-(a)]+(c) Totals

Denominator

(a)	Net Income after tax

(c)	+ Depreciation Expense

(c)	+ Amortization Expense

(d)	+ Interest Expense

(e)	+ Income Taxes

EBITDA denominator =

Funded Debt to EBITDA
Requirement (see above):
Pass/Fail:

EXHIBIT G

REQUIREMENTS FOR AUTHORIZED ACQUISITIONS

Acquisition Criteria:

Acquisition financing shall be available under the Revolving Credit Facility, provided that each transaction meets the conditions outlined below:

1.	Purchase price does not exceed $10,000,000.00.

2.	Aggregate purchase price of all acquisitions in each fiscal year does not exceed $20,000,000.00.

3.	The Borrower shall be the surviving entity.

4.	The acquisition shall not cause the Borrower to violate any covenants set forth in this Agreement. Pro-forma compliance certificate must attest to pre- and post-acquisition compliance with all such covenants. The pro-forma may take into consideration the EBITDA of the target company for the trailing twelve-month period.

5.	Acquisition candidate must have at least two consecutive fiscal years of bottom line profitability.

6.	Acquisition must be in a similar or related line of business of the Borrower, and may not be “hostile” in nature.

7.	Any other debt issued in conjunction with the acquisition shall be subordinated to the debt to the Lender, in a form deemed acceptable by the Lender and in accordance with a subordination agreement in form and content satisfactory to the Lender.

8.	Acquired subsidiaries will be added as co-borrowers to the Credit Facilities.

9.	Acquisition candidate is domiciled in the United States.

10.	Prior to entering into the acquisition, the Borrower shall provide to the Lender a pro-forma Compliance Certificate indicating that no Default exists or will occur as a result of the acquisition. This is to be accompanied by pro-forma financial statements, which demonstrate such compliance. The pro-forma may take into consideration the EBITDA of the targeted acquisition, for the trailing twelve-month period.

11.	Copies of all legal and financial documentation, which, in the Lender’s reasonable judgment is required to evaluate the proposed acquisition, shall be submitted to the Lender prior to the occurrence of such an acquisition.

12.	The Borrower shall agree to a field exam of the acquired company performed by an authorized representative of the Lender, satisfactory to the Lender in its sole discretion.